                          AGREEMENT AND PLAN OF MERGER



                                     among


                          PHONETEL TECHNOLOGIES, INC.

                         INTERNATIONAL PAY PHONES, INC.

                                      and

                           ALL OF THE SHAREHOLDERS OF
                         INTERNATIONAL PAY PHONES, INC.




                               November 22, 1995

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         Agreement and Plan of Merger (the "Agreement"), dated as of November 22, 1995, among PhoneTel Technologies, Inc., an Ohio corporation (the "Parent"), International Pay Phones, Inc. a South Carolina corporation (together with all Subsidiaries thereof, "the Company"), and all of the shareholders of the Company (collectively, the "Sellers"), whose names, addresses and holdings in the Company are set forth on Exhibit A hereto.
                 WHEREAS, the Company is engaged in the business of owning and operating microprocessor-based pay telephones and engaging in the sale, installation and maintenance of pay telephones; and
                 WHEREAS, the Boards of Directors of the Parent and the Company have each approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the merger of the Company into Buyer upon the terms and subject to the conditions set forth herein; and
                 WHEREAS, in furtherance of such acquisition, the Boards of Directors of the Parent and the Company have each approved this Agreement and the merger of the Company with and into the Buyer in accordance with the terms of this Agreement and the Business Corporation Act of 1988 of the State of South Carolina (the "BCA"); and
                 WHEREAS, for United State federal income tax purposes, it is intended that the Merger (as defined herein) shall qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code;
                 NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                 ARTICLE I

                                 THE MERGER
                                 ----------

                 1.1 THE MERGER. Upon the terms and subject to conditions of this Agreement and in accordance with the BCA at the Effective Time, the Company shall be merged with and into the Buyer (the "Merger") and the separate corporate existence of the Company shall cease. After the Merger, the Buyer shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects as provided in the applicable provisions of the BCA. Without limiting the generality of the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of the Company and the Buyer shall vest in the Surviving Corporation and, except as otherwise provided for in this Agreement, all obligations, duties, debts and liabilities of the Company and the Buyer shall be the obligations, duties, debts and liabilities of the Surviving Corporation.
                 1.2      CONVERSION OF SHARES.  At the Effective Time:
                          (a)  Each share of common stock, no par value, of the
Company ("Company Shares") outstanding immediately prior to the Effective Time shall be converted into the right to receive a percentage of the Consideration equal to the percentage such Company Share represents of all Company Shares. The consideration (the "Consideration") shall equal the sum of (i) the excess of (A) the product of $3800 and the Company Phones Amount, over (B) $45,000, subject to adjustment as set forth in Section 1.4 hereof (to be paid one half in cash and one half in certificates representing Parent Shares, valued at the Stock Price plus (ii) the product of $1,000 and the Customer Phones Amount (to be paid in Parent Shares, valued at the Stock Price).
                          (b)  Each share of common stock of Buyer outstanding
immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
                 1.3 CLOSING PAYMENT. (a) Not later than three business days prior to the Closing, Seller's Representative shall deliver to Buyer a good faith estimate of the adjustments to the Consideration as of the Closing Date, including all the detail required by Section 1.4 hereof.
                          (b)  At the Closing, Parent shall pay to Seller
Representative (for distribution Pro Rata to Sellers) an amount equal to the Consideration which would be payable if adjusted pursuant to Section 1.4 (using the good faith estimates delivered pursuant to paragraph (a) above); provided that such amount shall be reduced by $375,000 (one-half in cash and one-half in Parent Shares, valued at the Stock Price).
                 1.4      CONSIDERATION ADJUSTMENTS.

                          (a)  COMPANY PHONE AMOUNT.  The Consideration shall
be adjusted to reflect the actual Company Phones Amount and the Customer Phones Amount, as provided in Section 1.2(a). In addition, the Consideration shall be further adjusted by the following calculations, provided that the adjustments in Paragraph (b) shall be made before any adjustments are made pursuant to paragraph (c).
                          (b)  LENGTH OF CONTRACT; AVERAGE INCOME.
                                  (i)  If at the Closing Date the Average Term
         is less than 30 months, then the Consideration shall be reduced by multiplying (A) the amount calculated pursuant to Section 1.2(a)(i) (as adjusted by Section 1.4(a)), by (B) a fraction, the numerator of which will be the Average Term and the denominator of which will be 30.
                                  (ii)  If the Average Income is less than $115
         per phone then the Consideration shall be reduced by multiplying (A) the amount calculated pursuant to Section 1.2(a)(i) (as adjusted by Section 1.4(a) and 1.4(b)(i)) by (B) a fraction, the numerator of which will be the Average Income and the denominator of which will be 115.
                          (c)  OTHER ADJUSTMENTS.
                                  (i)  The Consideration shall be decreased by
         an amount equal to the excess of (A) all Liabilities of the Company as of the Closing over (B) the sum of all Current Assets. For purposes of this paragraph 1.4(c)(i), all amounts specified in clauses (ii) and
         (iii) below or in respect of telephone bills due on or after the Closing Date shall be disregarded.
                                  (ii)  The Consideration shall be decreased by
         the amount owing in respect of any telephone bills received by the Company on or before the Closing Date which are due prior to the Closing Date but not paid by the Company or Sellers on or before the Closing Date.
                                  (iii)  The Consideration shall be increased
         by the excess of (A) the amount accrued as of the Closing Date as receivables from AT&T, Opticon, and third and fourth quarter APCC (but only to the extent such amount is received by the Company within 150 days after the Closing Date) over (B) the amount of all site commissions accrued but not paid as of the Closing Date. In the event the amount specified in clause (B) above exceeds the amount in clause (A) above, the Consideration shall be decreased by the amount of such excess.
                                  (iv)  The Consideration shall be decreased by
         the amount of all indebtedness or other Liabilities relating to the vehicles specified in Schedule 5.18(d) to the Disclosure Schedule.
                          (d)  The number of Parent Shares to be issued
hereunder shall be adjusted to account for any stock splits, reverse stock splits, stock dividends, or any similar transaction with respect to Parent Shares.
                          (e)  As soon as practicable after the Closing Date
(but in any event not more than 150 days after the Closing Date), the Parent shall cause to be prepared and delivered to Seller Representative and the Escrow Agent a schedule (the "Adjustment Schedule") which shows, as of the Closing Date, the calculation of the Consideration as provided in Section 1.2(a) and as adjusted pursuant to this Section 1.4.
                                  (i)  Upon receipt of the Adjustment Schedule,
         Seller Representative shall have the right during the succeeding 10-day period to examine the Adjustment Schedule and all records used to prepare such Adjustment Schedule. Seller Representative shall notify Parent in writing, on or before the last day of the 10-day period, of any good faith objections to the Adjustment Schedule, setting forth a reasonably specific description of such objections and the dollar or other amount, as the case may be, of each objection.
                                  (ii)  If Seller Representative in good faith
         objects to the Adjustment Schedule, Seller Representative and Parent shall attempt to resolve any such objections within 10 days of Parent's receipt of such objections. If Parent and Seller Representative are unable to resolve the matter within such 10-day period, they shall jointly appoint a mutually acceptable firm of independent certified public accountants (or, if they cannot agree on a mutually acceptable firm, they shall cause their respective accounting firms to select such firm) within five days after the end of such 10-day period. The fees of such independent certified public accountants shall be divided equally between Parent and the Seller Representative (on behalf of all Sellers). Such firm's resolution of the dispute shall be conclusive and binding upon the Sellers and Parent.
                                  (iii)  The Adjustment Schedule shall be
         deemed complete upon the earlier of (A) the eleventh (11th) day after Parent's delivery of the Adjustment Schedule to Seller Representative, unless prior to such day Seller Representative shall have notified Parent of a dispute in accordance with paragraph (i), and (B) the resolution of all disputes, pursuant to paragraph (ii). Within two business days following completion of the Adjustment Schedule as aforesaid, either
                 (A) Parent shall pay Seller Representative, on behalf of Sellers, the amount, if any, by which the Consideration (as adjusted) exceeds the amount paid pursuant to Section 1.3(b); or
                 (B) Seller Representative, on behalf of Sellers, shall pay to Buyer the amount, if any, by which the amount paid pursuant to Section 1.3(b) exceeds the Consideration (as adjusted).

                 (C) All payments pursuant to this Section 1.4(e)(iii) shall be 50% cash and 50% Parent Shares (valued at the Stock

                 1.5      Escrow.
                          ------
                          (a)  Simultaneously herewith, Parent, the Company,
Seller Representative (on behalf of the Sellers) and Bethea, Jordan & Griffin, P.A., as escrow agent (the "Escrow Agent") are entering into an Escrow Agreement in the form attached hereto as Exhibit B, and Parent is depositing $225,000 (the "Escrow Amount") with the escrow agent, to be held and disposed of by the Escrow Agent pursuant to the Escrow Agreement. In the event the Closing does not occur due to (i) a material breach of this Agreement by Parent or (ii) the failure of the conditions set forth in Section 6.1(f) hereof (which failure has not been waived by Parent), Seller Representative (on behalf of all Sellers, Pro Rata) shall be entitled to receive the entire Escrow Amount, as liquidated damages, and shall have no other rights or remedies in respect of this Agreement. Within three business days after such receipt, the Seller Representative may sell to Parent for cash, at $1.05 per Parent Share, all of the Parent Shares theretofore constituting a part of the Escrow Amount.
                          (b)  At the Closing, Parent shall deposit an
additional $150,000 with the Escrow Agent, which shall become part of the Escrow Amount.

                          (c)  Delivery of funds and Parent Shares by the
Escrow Agent to the applicable parties shall be pursuant to the terms of the Escrow Agreement.
                          (d)  All sums deposited by Parent with the Escrow
Agent shall be 50% cash and 50% Parent Shares (valued at the Stock Price).
                 1.6 APPOINTMENT OF THE SELLER REPRESENTATIVE. Each Seller hereby irrevocably appoints Nickey Maxey (the "Seller Representative") as such Seller's attorney-in-fact and representative, to do any and all things and to execute any and all documents in such Seller's name, place and stead in connection with this Agreement and the transactions contemplated hereby, including, without limitation, to accept on such Seller's behalf any amount payable to such Seller under this Agreement, to pay on such Seller's behalf any amount due from such Seller under this Agreement (subject to a right of reimbursement from such Seller), to give or receive, on such Seller's behalf, any notice or instruction under this Agreement, or to amend, terminate or extend, or waive the terms of, this Agreement. The Parent and Buyer shall be entitled to rely, as being binding upon such Seller, upon any document or other writing executed by the Seller Representative, and the Parent and Buyer shall not be





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
liable to any Seller for any action taken or omitted to be taken by the Parent and Buyer in reliance thereon.
                 1.7      The Closing.
                          -----------
                          (a)  Upon the terms and subject to the conditions
contained in this Agreement, the Closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York on a date mutually agreeable to all parties, but no earlier than December 1, 1995 and no later than January 10, 1996 or such other date as Buyer and the Company shall reasonably agree (the "Closing Date"), simultaneously with the execution of the other agreements, documents, instruments and writings executed and delivered pursuant hereto or in connection herewith (collectively, the "Other Documents").
                          (b)  At the Closing, the actions described in
Sections 1.7, 1.8, 1.9, 1.10 and 1.11 hereof are being taken. All such actions shall be deemed to have occurred simultaneously.
                          (c)  On the Closing Date, the Buyer and the Company
will cause an appropriate Certificate of Merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of South Carolina (the

"Secretary of State") in such form and executed as provided in the BCA. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time".
                 1.8 DELIVERIES BY THE SELLERS. At the Closing, the Sellers are delivering to the Buyer (unless previously delivered) the following:
                          (a)  stock certificates representing the Shares,
accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer, with all necessary transfer tax and other revenue stamps affixed thereto;
                          (b)  receipts for the payment provided for by Section
1.3(b) hereof;
                          (c)  Certificates of Good Standing for the Company
from the South Carolina Secretary of State and from the Secretary of State of each state in which the Subsidiaries, if any, of the Company are organized;
                          (d)  the stock books, stock ledgers and minute books
of the Company (all other records of the Company being located on the premises of the Company);

                          (e)  Certificates of Non-Foreign Status, duly
executed by each of the Sellers, which is attached hereto as Exhibit C;
                          (f)  certificates in substantially the form attached
hereto as Exhibit D, duly executed by each Seller, representing to the Buyer certain matters in connection with the Securities Act;
                          (g)  certified resolutions of the Boards of Directors
of the Company approving this Agreement and the Other Documents and the transactions contemplated hereby and thereby;
                          (h)  certified resolutions of the shareholders of the
Company approving this Agreement and the Other Documents and the transactions contemplated hereby and thereby;
                          (i)  a letter from the independent public accountants
of the Company, certifying that no material adverse change has occurred in the financial condition of the Company since June 30, 1995;
                          (j)  all Permits required to be obtained before the
Buyer may legally operate the businesses of the Company;
                          (k)  all consents, assignments or waivers required
to be obtained in connection with the Contracts, in order for the Buyer to assume the operations and conduct the business of the Company without the breaching provisions of any Contract;
                          (l)  executed Consulting and Non-Competition
Agreements, in the forms attached hereto as Exhibits E and J, between the Parent and Jeff Huffman and Hugh Collins, respectively (the "Consulting Agreements");
                          (m)  a certificate from an officer of the Company
certifying that all representations and warranties contained in Article III are true and correct as of the Closing Date;
                          (n)  an executed Voting Agreement between Parent and
each of the Sellers in the form attached hereto as Exhibit F (the "Voting Agreement");
                          (o)  an executed Registration Rights Agreement
between Buyer and each of the Sellers in the form attached hereto as Exhibit G (the "Registration Rights Agreement"); and
                          (p)  the executed Continuity of Interest Agreement,
in the form attached hereto as Exhibit I, among Parent and the Sellers.

                 1.9 DELIVERIES BY THE BUYER. At the Closing, the Buyer is delivering to the Sellers (unless previously delivered) the following:
                          (a)  the payments provided for in Section 1.3(b)
hereof;
                          (b)  the Buyer's Shares provided for in Sections 1.2
and 1.3.
                          (c)  a certificate evidencing the good standing of
the Buyer under the laws of the state of South Carolina and a certificate evidencing the good standing of the Parent under the laws of the state of Ohio;
                          (d)  certified resolutions of the Boards of Directors
of both the Parent and the Buyer approving this Agreement and the transactions contemplated hereby;
                          (e)  to each of the Sellers, an executed Voting
Agreement;
                          (f)  to each of the Sellers, an executed Registration
Rights Agreement; and
                          (g)  to Jeff Huffman and Hugh Collins, executed
Consulting Agreements.
                 1.10     CERTIFICATE OF INCORPORATION; BY-LAWS.   Pursuant to
the Merger, (A) the Certificate of Incorporation of the Buyer, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation (except that the name of the Surviving Corporation set forth in the Certificate of Incorporation shall be International Pay Phones, Inc.) and (B) the By-laws of the Buyer, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation and such By-laws.
                 1.11     DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.
                          (a)  The directors of the Buyer immediately prior to
the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.
                          (b)  The officers of the Buyer immediately prior to
the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.
                          (c)  Parent shall cause Nickey Maxey to be appointed
to the Board of Directors of Parent, effective as of the Closing.
                 1.12 SCHEDULED PHONES. (a) In the event that the Company installs any Scheduled Phones after the Closing Date ("After- Installed Phones"), Parent shall pay to the Sellers, Pro Rata, as additional Consideration, an amount equal to the excess of (i) the product of (A) $3,800 (adjusted as set forth in paragraph (b) below) and (B) the number of After-Installed Phones over (ii) the total cost of installing such After-Installed Phones, including, without limitation, commissions. Such amount shall be paid 50% in cash and 50% in Parent Shares (valued at the Stock Price).
                 (b) If the average monthly net income (calculated as gross revenues minus telephone bills and commissions) for the After- Installed Phones during the period ending September 30, 1996 (the "After-Installed Average Income") is less than $115 per phone then the amount calculated pursuant to
Section 1.12(a)(i)(A) shall be multiplied by a fraction, the numerator of which will be the After-Installed Average Income and the denominator of which will be 115.
                 (c)  The amount required to be paid pursuant to this Section
1.12 shall be paid as soon as practicable following September 30, 1996.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF EACH SELLER
                ---------------------------------------------

                 Each Seller severally represents and warrants to the Buyer as follows:
                 2.1 AUTHORIZATION; BINDING OBLIGATION. Each of this Agreement and the Other Documents to which it is a party have been duly and validly executed and delivered by such Seller and, assuming due authorization, execution and delivery by the Buyer, constitute a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms. Such Seller has the legal capacity and all requisite power and authority, whether corporate or otherwise, to execute and deliver this Agreement and the Other Documents to which it is a party and to consummate the transactions contemplated hereby and thereby and to perform such Seller's obligations hereunder and thereunder. Such execution, delivery and consummation has been duly and validly authorized by all necessary action on the part of such Seller, and, in the case of each Seller which is a trust, has also been duly and validly authorized by the trust or trustee of such trust, and no other corporate proceedings on the part of such Seller are necessary to authorize such execution, delivery and consummation. No power of attorney has been granted by such Seller with respect to either any matter relating to the Company or the Shares, or to the business, operations or assets of the Company.
                 2.2 TITLE TO THE SHARES. Such Seller is, or will at Closing be, the record and beneficial owner of, and had, or will then have, good and marketable title to, the number of Company Shares set forth next to such Seller's name on Exhibit A hereto, free and clear of all Encumbrances other than those set forth on Schedule 2.2 of the Disclosure Schedule. Except as set forth on Schedule 2.2 of the Disclosure Schedule, (i) such Company Shares are not subject to any restrictions on transferability other than those imposed by the Securities Act and applicable state securities laws and (ii) there are no options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire Company Shares from such Seller pursuant to which such Seller may be obligated to sell or transfer any of such Company Shares.
                 2.3      CONSENTS AND APPROVALS; NO VIOLATION.   Except as set
forth on Schedule 2.3 of the Disclosure Schedule, neither the execution and delivery of this Agreement and the Other Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof, will (a) in the case of each Seller which is a trust, conflict with any provision of the indenture (or other similar organizational documents) of such Seller, (b) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, or any other action by, any Governmental Authority by such Seller, (c) violate any Law of any Governmental Authority which may be applicable to such Seller, or by which any of such Seller's businesses, properties or assets (including, without limitation, such Seller's Company Shares) may be bound or affected or (d) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to pay or result in the imposition of any Encumbrance upon any of the property (including, without limitation, such Seller's Company Shares)) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Encumbrance, Contract, Permit, Order, or other instrument or obligation to which such Seller is a party or by which any of such Seller's businesses, properties or assets (including, without limitation, such Seller's Company Shares) may be bound or affected.
                 2.4 FEES TO BROKERS OR OTHER PARTIES. Buyer and the Sellers shall each pay their own expenses in connection with this transaction, therefore, except as provided herein, neither the Buyer nor any Sellers has or will have any obligation to pay any counsel's, accountant's, broker's, finder's, investment banker's, financial advisor's or similar fee to any party, in connection with this Agreement or the Other Documents, or the transactions contemplated hereby or thereby; notwithstanding this provision, the Buyer will pay a commission to Robert Stanton, as previously disclosed to Seller by Buyer.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                             OF COMPANY AND SELLERS
                             ----------------------

                 The Company, and the Sellers jointly and severally represent and warrant to the Parent as follows:
                 3.1      ORGANIZATION AND STANDING; SUBSIDIARIES.  The
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina. The Company has no subsidiaries. The Company has all requisite corporate power and authority to own, lease and operate the properties and assets it now owns, operates and leases and to carry on the businesses and operations as currently and heretofore conducted. The Company is duly qualified or licensed to do business and is in good standing in each of the jurisdictions in which (i) the character or location of the properties and assets the Company owns, leases or operates,
(ii) the conduct of the Company's business and operations as currently and heretofore conducted or (iii) any other circumstance makes such qualification necessary.
                 3.2 ORGANIZATIONAL DOCUMENTS AND CORPORATE RECORDS. (a) The Sellers have heretofore delivered to the Parent complete and correct copies, with all amendments thereto, of the Certificate or Articles of Incorporation and By-laws of the Company, as currently in effect. The minute books of the Company have been made available to the Parent for its inspection, and such minute books contain complete and correct records of all meetings, and consents in lieu of a meeting, of the Board of Directors of the Company (and any committees thereof) and the shareholders since the respective incorporations of the Company, and accurately reflect all transactions referred to therein. The stock books and ledgers of the Company have been made available to the Parent for its inspection, and such books and ledgers are complete and correct in all respects.
                          (b)     The Sellers have made available to the Buyer
all accounting, and financial books and records (the "Accounting Books and Records") which relate to the business of the Company. Such books and records are true, accurate and complete, have been maintained on a basis consistent with past practice and GAAP, and fairly present the Company's financial condition and results of operations as set forth in the Audited Financial Statements.
                 3.3 AUTHORIZATION. The Company has the requisite corporate power and authority to execute, deliver and perform the obligations under this Agreement and the Other Documents and to consummate the transactions contemplated hereby and thereby. All corporate proceedings on the part of the Company which are necessary to execute, deliver and perform this Agreement and the Other Documents and to consummate the transactions contemplated hereby and thereby have been duly authorized and taken. This Agreement and the Other Documents have been duly and validly executed by the Company, and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. No powers of attorney have been granted and are currently in force by the Company with respect to any matter relating to the Company or the Company's business, operations or assets.
                 3.4 THE COMPANY CAPITALIZATION. The authorized capital stock of the Company consists of 100,000 Company Shares, 10,000 of which are issued and outstanding and owned by the Sellers as set forth on Exhibit A hereto. The Company has no other class of capital stock authorized or outstanding. None of the Company's shares of capital stock have been reserved for any purpose. All of the Company Shares are duly authorized and validly issued, fully paid, nonassessable and were not issued in violation of any preemptive rights. There are no (i) options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire from the Company shares of capital stock of any class, (ii) outstanding securities of the Company that are convertible into or exchangeable or exercisable for shares of any class of capital stock of the Company, (iii) options, warrants or other rights to purchase from the Company any such convertible or exchangeable securities, or (iv) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the Company, any options, warrants or rights, pursuant to which, in any of the foregoing cases, the Company is or would be subject or bound.
                 3.5      CONSENTS AND APPROVALS; NO VIOLATION.   Except as set
forth on Schedule 3.5(a) of the Disclosure Schedule, neither the execution and delivery of this Agreement and the Other Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof, will (a) conflict with any provision of the Articles of Incorporation or By-laws (or other similar organizational documents) of the Company, (b) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, or any other action by, any Governmental Authority by the Company, except for filings required to transfer rights under the Permits, (c) violate any Law of any Governmental Authority applicable to the Company, or by which any of the Company's business, properties or assets may be bound or affected or (d) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to pay or result in the imposition of any Encumbrance upon any of the property) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Encumbrance, Contract, Permit, Order, or other instrument or obligation to which the Company is a party or by which any of the Company's business, properties or assets may be bound or affected.
                 3.6 FINANCIAL STATEMENTS. The Sellers are furnishing to the Buyer the unaudited financial statements of the Company as of, and for the
years ended, December 31 in each of the years 1991 through 1994 and   the
unaudited financial statements for the Company as of September 30, 1995, and for the period then ended (collectively, the "Financial Statements"). The Financial Statements are attached hereto as Exhibit H. The Financial Statements have been prepared from and in accordance with the books and records of the Company in accordance with GAAP, and, except as noted therein, consistently applied and maintained throughout the periods indicated. The Financial Statements fairly present in all respects, (i) the assets, liabilities and financial condition of the Company, as at the date thereof, except as set forth on Schedule 3.6(a) of the Disclosure Schedule, and (ii) the results of operations and cash flows of the Company for the periods then ended. Except as set forth on Schedule 3.6(b) of the Disclosure Schedule, the statements of income and retained earnings and cash flows included in the Financial Statements do not contain any material items of special or nonrecurring income not earned in the ordinary course of business and consistent with applicable industry standards and practice.
                 3.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on Schedule 3.7 of the Disclosure Schedule, the Company does not have any liabilities or obligations arising from or relating to its business and operations of any nature (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) which were not reflected or reserved against in the Financial

Statements, except for liabilities or obligations incurred since June 30, 1995 in the ordinary course of business and consistent with past practice. All reserves established by the Company and set forth in the Financial Statements were determined in accordance with GAAP. Schedule 3.7 of the Disclosure Schedule sets forth a true, complete and accurate list of all liabilities or obligations of the Company at the Closing with respect to borrowed money (including accounts payable and accrued expenses), letters of credit, and any notes, bonds or similar instruments or under any capitalized leases of the Company. The transactions contemplated hereby will not cause the acceleration of or otherwise adversely affect the terms or conditions of such liabilities or obligations.
                 3.8 ACCOUNTS RECEIVABLE. Schedule 3.8 of the Disclosure Schedule sets forth a true, complete and accurate list of all Accounts Receivable generated in connection with the Company Phones as of October 31,

1995. All Accounts Receivable reflected in the Financial Statements and all Accounts Receivable acquired or generated since August 31, 1995 by the Company
(i) arose from bona fide transactions in the ordinary course of business consistent with past practice, (ii) are valid and genuine, (iii) are not subject to any counterclaim or setoff and (iv) are not subject to any Encumbrance. Except as set forth on Schedule 3.8, as of the Closing Date (i) no Account Receivable has been outstanding for more than 90 days, (ii) no telephone service operator has refused or threatened to refuse to pay its obligations for any reason and (iii) no Account Receivable debtor is insolvent or is the subject of a bankruptcy petition.
                 3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on Schedule 3.9 of the Disclosure Schedule, since December 31, 1994:
                                  (i) the Company has operated its business in the ordinary course consistent with past practice;
                                  (ii)  there has not been any material
                 adverse change in the businesses, results of operations, assets, liabilities, financial condition or (except for matters which apply to United States businesses generally) any material adverse change in the prospects of the Company;
                                  (iii)  the Company has not entered into any
         agreements binding the Company, incurred any losses, undertaken any obligations, waived any rights, made any financial commitments, sold, transferred or otherwise encumbered any assets, nor taken any other action which may adversely affect the position of Parent in the business of the Company as heretofore operated;
                                  (iv)  the Company has not transferred,
         disposed of, abandoned or permitted to lapse or otherwise failed to preserve any Permit or other form of authorization issued by a Governmental Authority;
                                  (v)  the Company has not taken any actions
         which might reasonably affect the capital stock of the Company or the rights of holders thereof;
                                  (vi)  the Company has not made any change in
         any accounting methods, principles or practices (including, without limitation, changes in depreciation or amortization policies or rates or relating to the establishment of accrual of reserves) or any material election with respect to Taxes;
                                  (vii)  the Company has not terminated or
         amended, breached, or failed to perform in all material respects all obligations under any Contract and no other party thereto has terminated or amended, breached, or failed to perform in all material respects all of its obligations under any Contract;
                                  (viii)  the Company has not experienced any
         actual or, to the knowledge of the Company and the Sellers, threatened employee disputes, work stoppages or slow-downs or had any material change in its relationship with its employees, salesmen, distributors, or independent contractors;
                                  (ix)  the Company has not failed to replenish
         its inventories and supplies in a normal and customary manner consistent with past practice; and

                                  (x)  the Company has not agreed, whether in
         writing or otherwise, to take any action described in this Section
         3.9.
                 3.10 PROPERTIES AND ASSETS. The Company has good, valid and marketable title to all Equipment and other assets (whether personal or mixed, tangible or intangible (and whether or not fully depreciated or expensed)) used in their respective business and operations, and such items are subject to no Encumbrance or arrangement for use by any third party, other than those set forth on Schedule 3.10 of the Disclosure Schedule. All Equipment is usable, in good working condition, free of any material defects and suitable for the purposes of its intended and current operational use.
                 3.11 CONTRACTS. Schedule 3.11 of the Disclosure Schedule sets forth a complete and correct list of all Material Contracts as of the Closing. Complete and correct copies of all written Contracts including any and all amendments and other modifications thereto have been delivered to or have been made available for inspection by the Buyer. All written Contracts and all oral Material Contracts (x) are valid and binding obligations of the Company and the other parties thereto, (y) are in full force and effect and are enforceable as to the Company and the other parties thereto, in accordance with their respective terms, and (z) have not been amended or terminated except in the ordinary course of business consistent with past practice. The Company is not in default under nor has it breached in any respect any Contract. The aggregate obligations of the Company with respect to oral Contracts which do not constitute Material Contracts do not exceed $10,000. No other party to any Contract (i) has breached such Contract or is in default thereunder, (ii) has given notice that it intends to terminate such Contract or (iii) has altered, in any way adverse to the Company, its performance under such Contract. No event or condition has occurred (or is alleged by any other party to a Contract to have occurred) which, with or without due notice or lapse of time or both, would constitute a breach or event of default on the part of the Company, would provide a basis for a valid claim or acceleration under any Contract as against the Company or would prevent the Company from exercising and obtaining the full benefits of any rights or options contained therein.

                 3.12     COMPLIANCE WITH LAWS AND PERMITS.
                          (a)  Except as set forth on Schedule 3.12(a) of the
Disclosure Schedule, the business and operations of the Company have been conducted and are now being conducted in all material respects in compliance with all Laws and Orders of all Governmental Authorities having jurisdiction over the Company and all Permits relating to any of its properties or applicable to its business.
                          (b)  Except as and to the extent set forth on
Schedule 3.12(b) of the Disclosure Schedule, the Company possesses all Permits necessary to own and operate its property and assets and to conduct its business as it is currently conducted. Such Permits are valid, subsisting in full force and effect, and the Company has fulfilled its obligations under each of the Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a default or violation under any of the Permits or would permit revocation or termination of any of the Permits. No proceeding which might involve the revocation or termination of any such Permits is pending or, to the knowledge of the Company or the Sellers, threatened.

                          (c)     the Company has made all filings and received
all approvals in connection with the Permits which are necessary for the Buyer to own and operate the property and assets of the Company and to conduct the Company's businesses as they have currently and have heretofore been conducted.
                 3.13 LITIGATION AND ARBITRATION. (a) Since the date of the Company's incorporations, no claim, action, cause of action, suit, proceeding, inquiry, investigation or Order has been initiated, brought or commenced, or been pending or threatened, against the Company or affecting its businesses, operations or assets (including actions by or before any administrative body, arbitration or mediation panel or Governmental Authority), except as set forth on Schedule 3.13(a) of the Disclosure Schedule. No Order of any Governmental Authority, arbitrator or mediator is outstanding against the Company, its business, operations or assets. Neither the Company nor any of the Sellers has knowledge of any fact or circumstance which could reasonably be expected to result in any other claim, action, cause of action, suit, proceeding, inquiry, investigation or Order against the Company or affecting its business, operations or assets.

                          (b)     No claim, action, suit, proceeding, inquiry
or investigation has been instituted which threatens to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated by this Agreement or the Other Documents.
                 3.14 EMPLOYEE MATTERS. The Company has no employee plans or agreements in effect. The Company has taken no actions which might reasonably be expected to result in any violations of ERISA. The consummation of the transactions contemplated by this Agreement will not entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided herein. There are no pending, threatened or anticipated claims by or on behalf of any employee of the Company.
                 3.15     LABOR RELATIONS.  (a)  Except as set forth on
Schedule 3.15(a) of the Disclosure Schedule, (i) there are no labor issues affecting the Company. The Company has at all times been in compliance with all applicable Laws in respect of employment and employment practices.
                 3.16 TAXES. (a) The Company only files a state income tax return in South Carolina and North Carolina.

                          (b)     The Company has duly and timely filed all Tax
Returns required to be filed on or before the Closing Date, and all such Tax Returns are complete and correct in all material respects.
                          (c)     Except as set forth on Schedule 3.16(c) of
the Disclosure Schedule, the Company has timely paid all Taxes due or claimed to be due from it by any taxing authority.
                          (d)     Except as set forth on Schedule 3.16(d) of
the Disclosure Schedule, the Company has complied in all respects with all applicable Laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and within the manner prescribed by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be withheld and paid over under all applicable Laws.
                          (e)     There are no Encumbrances for Taxes upon the
Company's assets except for statutory liens for current Taxes not yet due.
                          (f)     The Company has not requested any extension
of time within which to file any Tax Return in respect of any fiscal year which has not since been filed. Except as set forth on Schedule 3.16(f) of the Disclosure Schedule, there are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that has been given by the Company.
                          (g)     Except as set forth on Schedule 3.16(g) of
the Disclosure Schedule, no federal, state, local or foreign audits or other administrative proceedings or court proceedings have been initiated or are presently pending with regard to any Taxes or Tax Returns of the Company.
                          (h)     The Company is not required to include in
income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method (nor has any taxing authority proposed in writing to the Company any such adjustment or change of accounting method).
                          (i)     The Company is not a party to, is not bound
by, nor has any obligation under, any Tax sharing agreement or similar contract or arrangement.
                          (j)     No powers of attorney have been granted by
the Company with respect to any matter relating to Taxes which is currently in force.

                          (k)     The Company has not filed a consent pursuant
to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.
                          (l)     Except as set forth on Schedule 3.16(l) of
the Disclosure Schedule, the Company is not a party to any agreement, contract, or arrangement that will result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.
                          (m)     None of the income recognized for federal,
state, local or foreign Income Tax purposes by the Company during the period beginning from [July 1, 1995] to the date hereof will be derived other than in the ordinary course of business.
                 3.17 INTELLECTUAL PROPERTY. The Company owns or has the right to use all Intellectual Property used in or necessary to conduct the businesses as currently conducted, in each case without the payment of any royalties. The activities and products of the Company do not infringe upon the Intellectual Property rights of any other Person. To the knowledge of the Company and the

Sellers, there are no infringements by third parties of any Intellectual Property owned by the Company.
                3.18 ENVIRONMENTAL MATTERS. The Company is and has been in compliance with, and there are no outstanding allegations (for which the Company has been provided notice) by any Person that the Company is not or has not been in compliance with, all applicable Laws relating to pollution, the preservation of the environment and the discharge or release of hazardous materials into the environment or workplace ("Environmental Laws").
                 The Company does not require any environmental permits to conduct its business and operations. The Company has not indemnified or agreed to indemnify any other Person for any liability under, or violation of, Environmental Laws.
                 3.19 INSURANCE. Schedule 3.19(a) of the Disclosure Schedule sets forth a complete and correct list as of the Closing of all primary, excess and umbrella policies, bonds and other forms of insurance, and renewals thereof, owned or held by or on behalf of or providing insurance coverage to or for the benefit of the Company (copies of which have previously been provided to the Parent), with the amount of coverage, cost and expiration date set forth next to each policy thus listed. All of such insurance policies are in full force and effect, all premiums currently payable or previously due have been paid, no notice of cancellation or termination has been received with respect to any such policy and no assignment of proceeds or Encumbrance exists with respect to the proceeds of any such policy. Except as and to the extent set forth on Schedule 3.19(b) of the Disclosure Schedule, there are no pending claims against such policies. All such policies will remain in full force and effect upon execution and delivery of this Agreement and the Other Documents and the consummation of the transactions contemplated hereby and thereby.
                 3.20 BANK ACCOUNTS. Schedule 3.20 of the Disclosure Schedule sets forth a complete and correct list of (i) the names and locations of all financial institutions at which the Company maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, (ii) the number or other identification of all such accounts and arrangements and (iii) the names of all persons authorized to draw thereon or have access thereto.
                 3.21 CUSTOMERS AND SUPPLIERS. Schedule 3.21(a) sets forth a complete and correct list of (i) the names of those customers generating the greatest revenues for the Company (listing such number of customers as would, in the aggregate, generate at least 40% of the Company's total revenues) and the amount of revenues generated by each such customer in the Company's fiscal year ended December 31, 1994 and (ii) the names of suppliers to whom the Company paid more than $25,000 in the Company's fiscal year ended December 31, 1994 and the approximate total purchases by the Company from each such supplier during such year. Except as and to the extent set forth on Schedule 3.21(b) of the Disclosure Schedule, there have been no adverse changes in the relationships between the Company and its customers and suppliers since January 1, 1995. The Company has not been provided with any notice that any supplier, manufacturer or customer intends to cease doing business with the Company. To the knowledge of the Company and the Sellers, there are no facts or circumstances (including, without limitation, the transactions contemplated by this Agreement and the Other Documents) that could reasonably be expected to have an adverse affect on the Company's relationships with its customers, suppliers and manufacturers.
                 3.22 AFFILIATE TRANSACTIONS. Schedule 3.22 of the Disclosure Schedule sets forth a correct and complete list of all arrangements or transactions (other than salary, bonus and benefits generally available to the employees of the Company) between the Company and the Sellers or any affiliate or associate of the Sellers, or any business or entity in which the Sellers or any affiliate or associate of any of the Sellers, has any direct or indirect interest (the "Sellers' Affiliates"), that involves an obligation or commitment on the part of or for the benefit of the Company or such Sellers' Affiliate of more than $1,000 in any calendar year (the "Affiliate Transactions").
                 3.23 DISCLOSURE. The Sellers have not failed to disclose to the Buyer any facts material to the Company's business, results of operations, assets, liabilities, financial condition and prospects. No representation or warranty by the Sellers in this Agreement and no statement by the Sellers in any Other Document (including the Schedules), contains any untrue statement of a material fact or omits to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.
                 3.24 PRIOR ACQUISITIONS. No claims, amounts owed, liabilities, Encumbrances, legal proceedings or any other obligations of any kind are due or were incurred or outstanding in connection with any acquisitions made by the Company, except as already recorded on the Financial Statements heretofore delivered to the Buyer.
                 3.25 COMPANY PHONES AMOUNT. There were 1,425 Company Phones in operation as of the close of business on October 31, 1995.
                 3.26 CONSENTS; WAIVERS; ASSIGNMENTS; PERMITS. The Sellers or the Company will, prior to the Closing, have obtained and delivered to Parent (i) all Permits or consents to transfer which are required to be obtained before the Surviving Corporation may legally operate the Company's business, (ii) all consents or waivers which would be required in order to not breach any Contracts to which the Company is a party and (iii) all consents, waivers, assignments and assumptions pertaining to the Surviving Corporation's assumption of the Company's debts, a complete listing of which is set forth on Schedule 3.26 of the Disclosure Schedule.
                 3.27 RECENT PERFORMANCE. As to the businesses of the Company (i) the average remaining term of the location contracts is 30 months and (ii) the average net income for 1995 (calculated as gross revenues minus telephone bills and commissions) is $115 per month on a per phone basis.
                 3.28 CASH. Sellers and the Company have taken no steps to deplete the cash of the Company prior to Closing and have maintained sufficient cash prior to the Closing to cover ordinary payables due after the Closing.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PARENT
                 --------------------------------------------

                 The Parent represents and warrants to the Sellers as follows:
                 4.1 ORGANIZATION AND STANDING. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. The Parent has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business and operations as it is now being conducted.
                 4.2 AUTHORIZATION; BINDING OBLIGATION. The Parent has all requisite corporate power and authority to execute and deliver this Agreement and the Other Documents to which it is a party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Other Documents by the Parent and the consummation of the transactions contemplated hereby and thereby by the Parent have been duly and validly authorized by the Board of Directors of the Parent and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement or the Other Documents or to consummate the transactions contemplated hereby or thereby. This Agreement and the Other Documents have been validly executed and delivered by the Parent and, assuming due authorization, execution and delivery by the Sellers, constitute legal, valid and binding obligations of the Parent, enforceable against the Parent in accordance with their terms.
                 4.3 INVESTMENT PURPOSE. The Parent is acquiring the Company Shares for its own account without a view to any distribution thereof in violation of the securities laws of the United States of America or any state thereof.
                 4.4      CAPITALIZATION.
                          (a)  As of the date hereof, the authorized capital
stock of Parent consists of: (i) 22,500,000 common shares ("PhoneTel Common Shares"), $.01 par value 16,033,276 of which are issued and outstanding, and
(ii)

2,500,000 shares of Preferred Stock, $.01 par value, of which (A) 2,125 shares have been designated Preferred Stock, $100 par value, of which no shares are outstanding; (B) 6,500 shares have been designated Convertible Preferred Stock, without par value, $100 stated value, cumulative and redeemable, of which no shares are outstanding; (C) 3,880 shares have been designated Preferred Stock, without par value, $1,000 stated value, cumulative and redeemable, of which 1,496 shares are outstanding; (D) 16,000 shares have been designated 8% Preferred Stock, without par value, $100 stated value, cumulative and redeemable, of which 12,200 shares are outstanding; (E) 2,500 shares have been designated 7% Convertible Preferred Stock, without par value, $100 stated value, cumulative and redeemable, all of which shares are outstanding; (F) 550,000 shares have been designated as 10% Preferred Stock, without par value, $10 stated value, cumulative ("10% Non-Voting Stock"), of which 530,534 shares are outstanding; and (G) 1,918,995 shares are not yet designated nor issued.
As of the date hereof, there are outstanding options, warrants or other rights to purchase 5,316,795 Parent Shares, and 6,826,171 Parent Shares are reserved for issuance pursuant to pending acquisition agreements. In addition, Parent has committed to propose an amendment to its Articles of Incorporation providing that each share of 10% Non-Voting Stock may be converted into 10 Parent Shares. Parent has no other class of capital stock authorized or issued and outstanding. All of the Parent shares of capital stock issued are duly authorized and validly issued, fully paid, nonassessable and not issued in violation of any preemptive rights.
                          (b)  Except as set forth above, as of the date hereof
there are no (i) options, warrants, calls, commitments or right of any character to purchase or otherwise acquire from Parent shares of capital stock of any class, (ii) outstanding securities of Parent that are convertible into or exchangeable or exercisable for shares of any class of stock of Parent,
(iii) options, warrants or other rights to purchase from Parent any such convertible or exchangeable securities, or (iv) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of Parent, any options, warrants or rights, pursuant to which, in any of the foregoing cases, Parent is or would be subject or bound; no other shares of Parent's capital stock have been reserved for any purpose.

                                   ARTICLE V

                              ADDITIONAL COVENANTS
                              --------------------

                 5.1      Taxes.
                          -----
                          (a)  Notwithstanding any other provision of this
Agreement to the contrary, the Sellers shall assume and promptly pay all sales, use, privilege, transfer, documentary, gains, stamp, duties, recording and similar Taxes and fees (including penalties, interest and additions) imposed upon any party incurred in connection with the exchange of Shares for Parent Shares and cash (collectively, "Transfer Taxes"), and Sellers shall, at their own expense, procure any stock transfer stamps required by, and accurately file all necessary Tax Returns and other documentation with respect to, any Transfer Tax.
                          (b)  The Sellers shall prepare or cause to be
prepared, and file or cause to be filed on a timely basis all Tax Returns of the Company with respect to all periods ending on or before the Closing Date, which Tax Returns shall be made available to Buyer for review two weeks prior to filing such Tax Returns. The Sellers shall pay all Taxes shown to be due and payable thereon.
                          (c)  The Sellers and the Parent shall cooperate,
and shall cause their respective officers,
employees, agents, auditors and representatives to cooperate, (i) in preparing and filing the Tax Returns and (ii) with respect to any audit or other administrative or court proceedings with respect to Taxes and Tax Returns of the Company for periods ending on or before the Closing Date, including, in each case, maintaining and making available to each other all records necessary in connection with Taxes payable with respect to such Tax Returns and in resolving all disputes and audits and refunds with respect to such Tax Returns and Taxes and any earlier Tax Returns and Taxes of the Company. No election may be made by the Company with respect to the Taxes of the Company without the Parent's written consent if such election will adversely affect the Parent.
                          (d)  The Sellers shall promptly notify the Parent of
any notices or materials received from any Governmental Authority which relate to the business or operations of the Company.
                 5.2 FURTHER ASSURANCES; COOPERATION. (a) The parties shall, from time to time before and after the Closing, upon the request of any other party and without further consideration, execute, acknowledge and deliver in proper form any further instruments, and take such further actions as such other party may reasonably require, to carry out effectively the intent of this Agreement and the Other Documents.
                          (b)     The Sellers shall cooperate with the Company
and the Parent in connection with any claim, action, suit, proceeding, inquiry or investigation with any other Person which relates to the execution and delivery of this Agreement or the Other Documents, or the consummation of the transactions contemplated hereunder and thereunder.
                 5.3 NOTIFICATION OF CERTAIN MATTERS. Each of the parties hereto shall promptly notify the other parties, in the manner provided in
Section 8.10 hereof, of (i) the filing or other initiation of any claim, action, suit, proceeding, inquiry or investigation which relates to the execution and delivery of this Agreement or the Other Documents, or the consummation of the transactions contemplated hereunder or thereunder, (ii) any circumstance or development which could adversely impair or affect its ability to perform its obligations under this Agreement and the Other Documents, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement and the Other Documents or (iv) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement and the Other Documents.
                 5.4 CONFIDENTIALITY. (a) Sellers and the Company agree that they will not (and, in the case of the Company and each Seller which is a corporation, will cause its officers to not) at any time after the Closing, without the prior written consent of the Buyer, disclose or use any information obtained during the negotiation or due diligence process nor any other confidential information (relating to either the Parent or the Company) otherwise obtained except (i) as may be necessary in connection with their tax filing and reporting obligations and (ii) to the extent required by Law.
                          (b)  Parent agrees that it will not (and will cause
its officers to not) at any time before the Closing, without the prior written consent of the Company, disclose or use any information obtained during the negotiation or due diligence process nor any other confidential information (relating to the Company) otherwise obtained except (i) as may be necessary in connection with financing and reporting obligations and (ii) to the extent required by Law.
                 5.5 PUBLICITY. The Sellers and Parent shall not issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior approval of Parent and Seller Representative, respectively, which approval shall not be unreasonably withheld.
                 5.6      Expenses.
                          --------
                          (a)  Except as otherwise specifically provided for
herein, each party hereto shall be solely responsible for all expenses incurred by it or on its behalf in connection with the preparation and execution of this Agreement and the Other Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and expenses of its counsel, accountants, brokers, finders, financial advisors and other representatives.
                          (b)  The Sellers and the Buyer agree that in the
event any dispute between them, either occurring under, relating to or in connection with any of the provisions of this Agreement or the Other Documents, is submitted to a Governmental Authority or other appropriate entity, then all costs and expenses of the parties (including reasonable legal fees) shall be paid by the party against whom a determination by such Governmental Authority or entity is made or, in the absence of a determination wholly against one party, as such Governmental Authority or entity shall direct.
                 5.7 DUE DILIGENCE. Until the Closing Date, Sellers and Buyer will allow one another to examine all books and records of the other as is necessary to the completion of the transaction contemplated herein.
                 5.8 INTERIM CONDUCT OF BUSINESS. Except as otherwise contemplated by this Agreement, during the period from the date hereof to the Closing, the Company shall, and Sellers shall cause the Company to (i) operate the businesses of the Company only in the ordinary course of business consistent with past practices, (ii) maintain, keep and preserve the respective assets of the Company, and (iii) use all best efforts to preserve intact the present organizations of the Company, keep available the services of the present employees of the Company, and preserve the Company's relationships with customers, suppliers, licensors, licensees, contractors and others having significant business dealings with the Company. Without limiting the generality of the foregoing, from the date of this Agreement to the Closing

Date, the Company shall not, and Sellers shall not permit the Company to, without the prior written consent of Parent (which consent may be withheld in the Parent's sole discretion):
                          (a)  (i)  authorize for issuance, issue, sell,
deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of the capital stock of the Company or any other securities or equity equivalents, (ii) split, combine or reclassify any shares of such capital stock or (iii) amend the terms of any such securities or agreements outstanding on the date hereof;
                          (b)  amend or propose to amend the certificate of
incorporation or by-laws of the Company;
                          (c)  (i) incur or assume any indebtedness or issue
or sell any debt securities or warrants or rights to acquire any debt securities, (ii) assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other person, (iii) make any loans, advances or capital contributions to, or investments in, any other person or (iv) install any telephones without the prior written consent of Parent;

                          (d)  sell, lease, transfer or otherwise dispose of
any of its assets, or permit any assets of the Company to suffer any lien thereupon, except that the Company may transfer to its stockholders the vehicles listed in Schedule 5.8(d) of the Disclosure Schedule, subject to all liabilities related thereto;
                          (e)  change any of the accounting principles or
practices used by the Company (except as required by GAAP);
                          (f)  enter into, adopt, amend or terminate any
employee benefit plan, increase in any manner the compensation or fringe benefits of any officer or employee or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;
                          (g)  enter into or offer to enter into any
employment or consulting agreement with any person;
                          (h)  install, or agree to install, any telephones
which, if installed prior to the Closing, would constitute Company
Phones, without the prior written consent of Parent (which will not be unreasonably withheld), except as set forth in Schedule 5.8(h) of the Disclosure Schedules (the "Scheduled Phones");
                          (i)  pay any dividend or make any other distribution
to the Sellers with respect to their Shares;

                          (j)  (i) enter into, amend or terminate any Material
Contract or (ii) take any action or fail to take any action that, with or without notice or lapse of time, would constitute a default under any Material Contract; or
                          (k)  take, or agree in writing or otherwise to take,
any of the foregoing actions or any action which would make any representation or warranty of the Company or Sellers contained in this Agreement untrue or incorrect as of the date when made or as of any future date or which could prevent the satisfaction of any condition to Closing set forth in Article VI hereof.
                 5.9 DELIVERY OF FINANCIAL STATEMENTS. Sellers shall cause to be prepared and delivered to Buyer prior to February 10, 1996, audited consolidated financial statements of the Company as of December 31, 1994 and December 31, 1995 and for the years then ended, certified by the Company's independent public accountant, and accompanied by their reports therein.
Parent shall provide to Sellers and to the Company's independent public accountants such access to the books, records and facilities of the Company as shall be reasonably necessary for Sellers to satisfy their obligations under this Section 5.9. Parent shall pay all fees of the

Company's independent public accountants for the audits of the 1994 and 1995 financial statements of the Company; the Company estimates such fees will be approximately $30,000.
                 5.10 PAYMENT OF THE TELEPHONE BILLS. The Company shall, prior to the Closing, pay all telephone bills received by it prior to the Closing.
                 5.11 LEASES. Parent and Seller's Representative shall negotiate in good faith with a goal of executing a lease with respect to all space required by the Surviving Corporation.

                                ARTICLE VI

                 6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARENT. The obligation of the Parent to consummate the transactions contemplated hereby is subject to the satisfaction or waiver (subject to applicable law) on or before the Closing Date, of each of the following conditions:
                                 (a) ACCURACY OF REPRESENTATIONS AND
WARRANTIES Each of the representations and warranties of the Sellers and the Company contained in this Agreement, the Disclosure Schedule, or in any Other Document to be executed and delivered by the Sellers or the Company on or before the Closing Date pursuant hereto shall have been true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing Date as though made on and as of such date.
                                        (b)    PERFORMANCE OF AGREEMENTS.
The Sellers and the Company shall have performed and complied with all of the covenants and agreements contained in this Agreement to be performed or complied with by them at or before the Closing.
                                        (c)    ADVERSE PROCEEDINGS.  No claim,
action, suit, investigation or governmental proceeding shall be pending and no Law of any Governmental Authority shall be enacted, rendered or in force, which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement and the Other Documents to be executed and delivered pursuant hereto.
                                        (d)    CONSENTS AND APPROVALS.  All
necessary consents, approvals or waivers from third parties and Governmental Authorities shall have been received.
                                        (e)    AT&T CONTRACT.  Resort
Hospitality Services International, Inc. ("Resort"), a South Carolina corporation, shall enter into an agreement with Parent, pursuant to which it will: (i) continue to pay all AT&T commissions to the Surviving Corporation in accordance with prior custom (through the term of the existing contract and through the term of any extensions or renewals thereof, for as long as such revenues are received from AT&T), (ii) use its best efforts to maintain or increase the revenue stream paid pursuant to the AT&T contract, (iii) have no recourse against Parent or the Surviving Corporation in connection with any commissions that were paid or accrued prior to the Closing, and (iv) indemnify Buyer against any liability, whether direct or indirect, to AT&T in connection with any such adjustment.
                                        (f)    The Stock Price shall be equal
to or greater than $0.75.
                           6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
COMPANY AND THE SELLERS. The obligations of the Company and the Sellers to consummate the transactions contemplated hereby are subject to the satisfaction or waiver (subject to applicable Law) on or before the Closing Date of each of the following conditions:
                                        (a)    ACCURACY OF REPRESENTATIONS AND
WARRANTIES. Each of the representations and warranties of the Parent contained in this Agreement or in any Other Document to be executed and delivered by the Parent on or before the Closing Date pursuant hereto shall have been true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing Date as though made on and as of such date.
                                        (b)    PERFORMANCE OF AGREEMENTS.  The
Parent shall have performed and complied with all of the covenants and agreements contained in this Agreement to be performed or complied with by the Parent at or before the Closing.
                                        (c)    ADVERSE PROCEEDINGS.  No claim,
action, suit, investigation or governmental proceeding shall be pending, and no Law of any Governmental Authority shall be enacted, rendered or in force, which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement and the Other Documents to be executed and delivered pursuant hereto.

                                  ARTICLE VII

                        SURVIVAL OF REPRESENTATIONS AND
                        -------------------------------
                          WARRANTIES; INDEMNIFICATION
                          ---------------------------

                                  7.1    SURVIVAL OF REPRESENTATIONS
AND WARRANTIES. All representations and warranties of the Sellers and the Parent contained herein or made pursuant hereto shall survive the Closing and any investigation at any time made by or on behalf of any party hereto until

June 30, 1997 except that the representations and warranties contained in Sections 3.16 (Taxes) and 3.13 (Litigation and Arbitration) shall both survive until 90 days following the expiration (with valid extensions) of the applicable statute of limitations. Provided that a claim with respect to a breach of representation or warranty is made within the applicable period in accordance with the provisions of Section 7.5 or Section 7.6 hereof, such claim and any related claims may continue to be asserted beyond such period.
                                 7.2              STATEMENTS AS
REPRESENTATIONS. All statements contained herein or in any Schedule contained in the Disclosure Schedule or in any Exhibit hereto shall be deemed representations and warranties within the meaning of Sections 7.1, 7.3(i), and 7.4(i) hereof.
                                 7.3              INDEMNIFICATION BY THE
SELLERS. Subject to the provisions of this Article VII, each Seller shall jointly and severally indemnify, defend and hold harmless the Buyer, any parent, subsidiary or affiliate of the Buyer, and any director, officer, employee, agent or advisor of any of them, or any of their respective successors or assigns (a "Buyer Indemnified Party"), from and against any and all Losses asserted against, resulting to, imposed upon or incurred by any Buyer

Indemnified Party, directly or indirectly, by reason of or resulting from:
                                           (i)    the breach of or any
           inaccuracy in any of the representations and warranties of the Sellers or the Company contained in or made pursuant to any section of this Agreement, or any facts or circumstances constituting such breach or inaccuracy;
                                           (ii)    the breach or
           nonperformance of any covenant or agreement of the Sellers or the Company contained in or made pursuant to this Agreement or any facts or circumstances constituting such breach or nonperformance;
           and
                                          (iii)    any and all Taxes
           imposed upon the Company or Sellers with respect to any
           taxable period (or any portion thereof) ending on or before the Closing Date.
                                  7.4              INDEMNIFICATION BY THE
PARENT. Subject to the provisions of this Article VII, the Parent shall indemnify, defend and hold harmless the Sellers, any parent, subsidiary or affiliate of the Sellers, and any director, officer, employee, agent or advisor of any of them or any of their respective heirs, successors or assigns (a "Seller Indemnified Party"), from and against any and all Losses asserted against, resulting to, imposed upon or incurred by any Seller Indemnified Party, directly or indirectly, by reason of or resulting from:
                        (i) the breach of or any inaccuracy in any of the representations and warranties of the Parent contained in or made pursuant to this Agreement or any facts or circumstances constituting such breach or inaccuracy; and
                        (ii) the breach or non-performance of any agreement of the Parent contained in or made pursuant to this Agreement or any facts or circumstances constituting such breach or
           nonperformance.
               7.5    Indemnification Procedures.
                      --------------------------
                            (a)    NOTICE.  If any legal proceeding shall be
threatened or instituted or any claim or demand shall be asserted by any Buyer Indemnified Party or Seller Indemnified Party in respect of which indemnification may be sought under the provisions of this Agreement, the party seeking indemnification (the "Claiming Party") shall promptly cause written notice of the assertion of any such claim, demand or proceeding of which it has knowledge to be forwarded to the party from whom it is claiming indemnification (the "Indemnitor"). Such notice shall contain a reference to the provisions hereof or of such other agreement, instrument or certificate delivered pursuant hereto, in respect of which such claim is being made, and shall specify, in reasonable detail, the amount of such Loss if determinable at such time. The Claiming Party's failure to give the Indemnitor prompt notice shall not preclude the Claiming Party from seeking indemnification from the Indemnitor unless the Claiming Party's failure has materially prejudiced the Indemnitor's ability to defend the claim, demand or proceeding.
                                        (b)    THIRD PARTY CLAIMS.  If the
Claiming Party seeks indemnification from the Indemnitor as a result of a claim or demand being made by a third party (a "Third Party Claim"), the Indemnitor shall have the right to promptly assume the control of the defense of such Third Party Claim, including, at its own expense, employment by it of counsel reasonably satisfactory to the Claiming Party. The Claiming Party may, in its sole discretion and at its own expense, employ counsel to represent it in the defense of the Third Party Claim, and in such event counsel for the Indemnitor shall cooperate with counsel for the Claiming Party in such defense, provided that the Indemnitor shall direct and control the defense of such Third Party Claim or proceeding. Except with the written consent of the Claiming Party, the Indemnitor shall not consent to the entry of any judgment nor enter into any settlement of such Third Party Claim which (i) does not include as an unconditional term thereof the release of the Claiming Party from all liability in respect of such Third Party Claim and (ii) results in the imposition on the Claiming Party of any remedy other than money damages; provided, however, that the Claiming Party shall not unreasonably withhold or delay its consent to the entry of any judgment or any settlement of a Third Party Claim. If the Indemnitor elects not to exercise its rights to assume the defense of the Third Party Claim, or if injunctive relief is sought which would have an adverse effect on the Claiming Party, the Claiming Party may, but shall have no obligation to, defend against such Third Party Claim or legal proceeding in such manner as it may deem appropriate, and the Claiming Party may compromise or settle such Third Party Claim and proceeding without the Indemnitor's consent so long as the Claiming Party acts in a commercially reasonable manner (without regard to the Claiming Party's indemnification rights hereunder).
                                        (c)    PAYMENT. After any final
judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom shall have expired, or a settlement shall have been consummated, or the Claiming Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Claiming Party shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter (in accordance with
Section 8.10 hereof) and the Indemnitor shall pay all of the sums so owing to the Claiming Party within 10 days after the date of such notice. Notwithstanding the foregoing, the obligation of Sellers to indemnify under this Article VII shall be limited to 50% of the aggregate Consideration; such indemnification obligation shall be satisfied 50% in cash (by wire transfer, certified or bank cashier's check) and 50% in Parent Shares (valued at the Stock Price).
                                        (d)    ESCROW.  To the extent that the
Escrow Amount has not been released pursuant to the Escrow Agreement, the Buyer Indemnified Party's right to indemnification and to be held harmless pursuant to Section 7.3 hereof must first be asserted against the Escrow Amount.
                                  7.6              Certain Tax Indemnification
                                                   ---------------------------
Procedures:  Notice Requirements; Control Of Proceedings.
- --------------------------------------------------------
                                        (a)    If a notice of deficiency,
proposed adjustment, adjustment, assessment, audit, examination, suit, dispute or other claim (a "Tax Claim") shall be delivered, sent, commenced, or initiated to or against any Buyer Indemnified Party by any taxing authority with respect to Taxes for which the Sellers have agreed to indemnify any Buyer Indemnified Party, Parent shall promptly notify the Sellers' Representative in writing of the Tax Claim. If any such Tax Claim shall be delivered, sent, commenced or initiated to or against the Sellers by the relevant taxing authority, the Sellers shall promptly notify Parent in writing of such Tax Claim.
                                        (b)    The Sellers' Representative may,
upon timely notice to Parent, assume and control the defense of any such Tax Claim at their own cost and expense and with their own counsel. If the Sellers' Representative elects to assume the defense of any such Tax Claim, notwithstanding anything to the contrary contained herein, (i) the Seller's Representative shall consult with

Parent and shall not enter into any settlement with respect to any such Tax Claim without Parent's prior written consent if the effect of such settlement would be to increase the liability for Taxes of Buyer for any taxable period;
(ii) the Sellers shall keep Parent informed of all material developments and events relating to such Tax Claim; and (iii) at its own cost and expense, Parent shall have the right to participate in (but not to control) the defense of such Tax Claim.
                                        (c)    In connection with any Tax Claim
that the Sellers' Representative does not timely elect to control pursuant to
Section 7.6, such contest shall be controlled by the Parent, and the Sellers agree to cooperate with the Parent and its affiliates in pursuing such contest. Parent shall keep the Sellers informed of all material developments and events relating to such Tax claim and Sellers, at their own cost and expense, shall have the right to participate in (but not control) the defense of such Tax claim. Nothing contained herein shall be construed as limiting Parent's right to indemnification under this Article VII.

                                  ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

                                  8.1              CONSENT TO SERVICE.  Each
Seller hereby designates and appoints the Seller Representative as its authorized agent upon whom process may be served in any suit, proceeding or other action against such Seller instituted by the Buyer and relating to this Agreement. Such designation and appointment shall, to the extent permitted by law, be irrevocable, unless and until a successor authorized agent acceptable to the Buyer shall have been appointed by the Sellers, such successor shall have accepted such appointment and written notice thereof shall have been given to the Buyer. Each Seller further agrees that service of process upon such authorized agent or successor shall be deemed in every respect service of process upon such Seller in any such suit, proceeding or other action. Each Seller further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and appointment of such authorized agent in full force and effect.

                 8.2       Parties In Interest; No Third Party Beneficiaries.
                           -------------------------------------------------
                          (a)    This Agreement shall be binding upon, inure to
the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations of the Parent and the Sellers hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Parent may assign its rights and obligations hereunder to Buyer, PROVIDED, HOWEVER, that the Parent shall remain liable for all of its obligations and those of Buyer hereunder.
                          (b)    This Agreement is not intended, nor shall it
be construed, to confer upon any Person except the parties hereto and their heirs, successors and permitted assigns any rights or remedies under or by reason of this Agreement, except for the rights of Buyer Indemnified Parties and Seller Indemnified Parties under Article VII hereof.
                 8.3 EXHIBITS AND DISCLOSURE SCHEDULE. All Exhibits annexed hereto and the Disclosure Schedule referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

                                  8.4              ENTIRE AGREEMENT.  This
Agreement, including the Exhibits hereto and the documents, schedules, certificates and instruments referred to herein, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. This Agreement supersedes all prior agreements, arrangements and understandings of the parties with respect to such transactions.
                                  8.5              WAIVER OF COMPLIANCE.  No
amendment, modification, alteration, supplement or waiver of compliance with any obligation, covenant, agreement, provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing executed by all of the parties or in the case of a waiver, the party against whom enforcement of any waiver, is sought. Any waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, provision or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
                                  8.6              VALIDITY.  The invalidity or
unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.
                                  8.7              COUNTERPARTS.  This
Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
                                  8.8              HEADINGS.  The table of
contents, article and section headings contained in this Agreement are for convenience only and shall not control or affect in any way the meaning or interpretation of the provisions of this Agreement.
                                  8.9              GOVERNING LAW.  This
Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles of such jurisdiction.
                                  8.10             NOTICES.  All notices,
requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (with confirmation of receipt), delivered by nationally-recognized overnight express service or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

                           (a)    If to the Buyer to:

                                  PhoneTel Technologies, Inc.
                                  650 Statler Office Tower
                                  1127 Euclid Avenue
                                  Cleveland, Ohio  44115
                                  Telephone: (216) 241-2555
                                  Telecopy:  (216) 241-2574
                                  Attention:  Chief Executive Officer

                                  Copy to:

                                  Skadden, Arps, Slate,
                                     Meagher & Flom
                                  919 Third Avenue
                                  New York, New York 10022
                                  Telephone:  (212) 735-3000
                                  Telecopy:          (212) 735-2000
                                  Attention:  Stephen M. Banker, Esq.

                             (b)  If to a Seller:

                                  Seller's address, as set forth on Exhibit A hereto.

                                  Copy to:

                                  Bethea, Jordan & Griffin, P.A.
                                  Suite 400
                                  Shelter Cove Executive Park
                                  23-B Shelter Cove Lane
                                  P.O. Drawer 3
                                  Hilton Head Island, SC 29938-0038
                                  Telephone:  (803) 785-2171
                                  Telecopy:   (803) 686-5991
                                  Attention:  Robert M. Deeb, Jr., Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

          8.11 TERMINATION. This Agreement may be terminated by either the Parent or the Company if the Closing has not occurred on or prior to January 31, 1996. If any party terminates this Agreement pursuant to this
Section 8.11, all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach and except as provided, however, that the provisions of Sections 5.4 and 5.6 and the last sentence of Section 5.9 shall survive termination of this Agreement.)
          8.12 EFFECTIVENENESS. This Agreement shall not be effective until it and the Tennessee Agreement have been signed by all parties.

                                   ARTICLE IX

                                  DEFINITIONS
                                  -----------

          9.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below(such meanings to be equally applicable to both the singular and plural forms of the terms defined):
          "ACCOUNTING BOOKS AND RECORDS" shall have the meaning set forth in Section 3.2(b) hereof.

                 "ACCOUNTS RECEIVABLE" shall mean all of the accounts receivable and notes receivable of the Company, as set forth on Schedule 3.8
                 "ADJUSTMENT SCHEDULE" shall have the meaning set forth in
Section 1.4(e) hereof.
                 "AFFILIATE TRANSACTIONS" shall have the meaning set forth in
Section 3.22 hereof.
                 "AGREEMENT" shall have the meaning set forth in the Preamble. "AUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.6 hereof.
                 "AVERAGE INCOME" shall mean the average monthly net income for 1995 (calculated as gross revenues minus telephone bills and commissions) for (i) the Company Phones (as defined herein) and (ii) the Company Phones (as defined in the Tennessee Agreement).
                 "AVERAGE TERM" shall mean the average remaining term of the written contracts for the placement of (i) Company Phones (as defined herein) and (ii) Company Phones (as defined in the Tennessee Agreement); provided that, in calculating the term of any such contract, any renewal at the option of the Company shall be considered part of the term; and further provided that such calculation shall be weighted to take into account the number of telephones under each such contract.

                "BCA" shall mean the Business Corporation Act of 1988 of the State of South Carolina
                "BUYER" shall mean a wholly owned subsidiary of Parent to be established by Parent prior to the Closing.
                "BUYER INDEMNIFIED PARTY" shall have the meaning set forth in
Section 7.3 hereof.
                "CERTIFICATE OF MERGER" shall have the meaning set forth in
Section 1.7.
                "CLAIMING PARTY" shall have the meaning set forth in section
7.5 hereof.
                "CLOSING" shall have the meaning set forth in Section 1.7 hereof.
                "CLOSING DATE" shall have the meaning set forth in Section
1.7 hereof.
                 "CODE" shall mean the Internal Revenue Code of 1986, as amended.
                 "COMPANY" shall mean International Pay Phones, Inc., a South Carolina corporation and all of its subsidiaries, if any.
                 "COMPANY PHONES" shall mean microprocessor based pay telephones owned and operated by the Company, and which are active and generating income.

                 "COMPANY PHONES AMOUNT" shall mean the aggregate number of microprocessor based pay telephones owned and operated by the Company, and which are active and generating income as of the Closing Date; provided that such amount shall not include any telephones purchased or installed after the date hereof unless specifically accepted by Parent in writing.
                 "COMPANY SHARES" or "SHARES" shall mean each share of Common Stock, no par value per share, of the Company, outstanding immediately prior to the Effective Time.
                 "CONSIDERATION" shall have the meaning set forth in Section 1.2(a) hereof.
                 "CONSULTING AGREEMENT" shall have the meaning set forth in
Section 1.8(l) hereof.
                 "CONTRACTS" shall mean and include all leases, contracts, agreements, licenses, License Agreements, purchase orders, invoices, sales orders, instruments evidencing indebtedness for borrowed money, mortgages or other documents securing any indebtedness for borrowed money, commitments and understandings, written or oral, and all amendments or modifications thereto, to which the Company is a party or by which the Company is bound.

                 "CURRENT ASSETS" shall mean all cash, current accounts receivable and all cash equivalents of the Company as of the Closing Date.
                 "CUSTOMER PHONE AMOUNT" shall mean the number of telephones operated by the Company and owned by third parties as of the Closing Date.
                 "DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered in connection herewith.
                 "EFFECTIVE TIME" shall have the meaning set forth in
Section 1.7 hereof.
                 "ENCUMBRANCE" shall mean any lien, encumbrance, proxy, voting trust arrangement, pledge, security interest, collateral security agreement, financing statement (and similar notices) filed with any Governmental Authority, claim (including any claim as defined in the Code), charge, equities, mortgage, pledge, objection, title defect, option, restrictive covenant or restriction on transfer of any nature whatsoever, and the interest of the lessor in any property subject to a capital lease.
                 "ENVIRONMENTAL LAWS" shall have the meaning set forth in
Section 3.18.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
                 "ERISA AFFILIATE" shall mean any trade or business, whether or not incorporated, which (within the meaning of Section 4001 of ERISA) would, in conjunction with the Company and TN, be deemed a "single employer".
                 "EQUIPMENT" shall mean all the Company Phones, all Inventory and all other items of plant and equipment (including, without limitation, vehicles, furniture, computers, office equipment and office supplies) which are owned, leased or otherwise used by the Company in the operations of its businesses.
                 "ESCROW AGENT" shall have the meaning set forth in Section 1.5(a) hereof.
                 "ESCROW AMOUNT" shall have the meaning set forth in Section 1.5(a).
                 "FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 3.6 hereof.
                 "GAAP" shall mean generally accepted accounting principles as in effect on the date hereof.
                 "GOVERNMENTAL AUTHORITY" shall mean any government or political subdivision thereof, whether federal, state, local or foreign, or any agency, department, commission, board, bureau, court, tribunal, body, administrative or regulatory authority or instrumentality of any such government or political subdivision.
                 "INCOME TAXES" shall mean all Taxes based upon or measured by income.
                 "INDEMNITOR" shall have the meaning set forth in Section 7.5(a) hereof.
                 "INTELLECTUAL PROPERTY" shall mean (i) all computer software applications (whether licensed or otherwise and whether customized or otherwise), U.S. and foreign patents and patent applications, registered and unregistered copyrights and copyright applications (including copyrights in proprietary computer software and databases), trademarks, service marks, trade dress, logos, trade names and similar business identifiers, including, in each case, all registrations and applications therefor, (ii) all trade secrets, know-how, formulae, processes, inventions (whether patentable or unpatentable) and other technical information and (iii) the goodwill of the business symbolized by any of the foregoing.
                 "INVENTORY" shall mean and include all inventory owned or held by the Company and used in the conduct of its business and operations, including raw materials, components, repair parts, works-in-progress, finished goods and other similar items, whether new or used.
                 "LAW" shall mean any law (including common law), rule, regulation, restriction (including zoning), code, statute, ordinance, order, writ, injunction, judgment, decree or other requirement of a Governmental Authority.
                 "LIABILITIES" shall mean any obligations or liabilities of any nature whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due of Company and its affiliates.
                 "LOSSES" shall mean and include all demands, claims, actions, causes of action, assessments, damages, losses, liabilities, judgments, settlements, fines, penalties, sanctions, costs and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees and expenses as incurred, and all other reasonable costs of investigating and defending third party claims as incurred).
                 "MATERIAL CONTRACT" shall mean any Contract that (i) is with any of the Sellers' Affiliates, (ii) involves an obligation or commitment of more than $5,000 or (iii) which otherwise is material to either the Company's financial conditions, results of operations, assets, liabilities, businesses or, to the knowledge of the Company and the Sellers, the prospects of the Company.
                 "MERGER" shall have the meaning set forth in Section 1.1. "ORDER" shall mean any order, judgment, injunction, award, decree, writ, rule or similar action of any Governmental Authority.
                 "OTHER DOCUMENTS" shall have the meaning set forth in Section 1.7 hereof.
                 "PARENT" shall mean PhoneTel Technologies, Inc.
                 "PARENT SHARES" shall mean shares of the Common Stock, $.01 par value, of the Parent.
                 "PERMITS" shall mean any franchise, license, certificate, approval, identification number, registration, permit, authorization, order or approval of, and any required registration with, any Governmental Authority.
                 "PERSON" shall mean any individual, partnership, firm, trust, association, corporation, joint venture, joint stock company, unincorporated organization, Governmental Authority or other entity.

                 "PRO RATA" shall mean proportionate to the percentage ownership of all Company Shares outstanding.
                 "RESORT" shall have the meaning set forth in Section 6.1(f). "SCHEDULED PHONES" shall have the meaning set forth in
Section 5.8(h) hereof.
                 "SECRETARY OF STATE" shall have the meaning set forth in Section 1.7.
                 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
                 "SELLER INDEMNIFIED PARTY" shall have the meaning set forth in Section 7.4 hereof.
                 "SELLER REPRESENTATIVE" shall have the meaning set forth in
Section 1.6 hereof.
                 "SELLERS" shall have the meaning set forth in the preamble. "SELLERS' AFFILIATES" shall have the meaning set forth in
Section 3.22 hereof.
                 "STOCK PRICE" shall mean the lesser of $1.05 per Parent Share or the average of the closing prices for the Parent Shares on the ten trading days ending two days prior to the Closing Date, adjusted to account for any stock splits, reverse stock splits, stock dividends or any similar transaction with respect to Parent Shares.
                 "SURVIVING CORPORATION" shall have the meaning set forth in
Section 1.1.
                 "TAX RETURN" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.
                 "TAXES" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign Governmental Authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, capital stock, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.
                 "TENNESSEE AGREEMENT" shall mean the Agreement and Plan of Merger, of even date herewith, among International PayPhones, Inc., a Tennessee corporation, all of the shareholders thereof and Parent.
                 "THIRD PARTY CLAIM" shall have the meaning set forth in
Section 7.5 hereof.
                 "VOTING AGREEMENT" shall have the meaning set forth in Section 1.8(n).

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.

                                PHONETEL TECHNOLOGIES, INC.


                                By:__________________________
                                Name:
                                Title: Chairman and CEO


                                INTERNATIONAL PAY
                                PHONES,INC.


                                By:__________________________
                                Name:
                                Title: Chairman and CEO

                                THE SHAREHOLDERS OF
                                INTERNATIONAL PAY PHONES,INC.:


                                ________________________________
                                [Seller name]

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                                PAGE
                                                                                                                                ----

                                                                    ARTICLE I

                                                                   THE MERGER

1.1         The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
1.2         Conversion of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
1.3         Closing Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
1.4         Consideration Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
1.5         Escrow  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
1.6         Appointment of the Seller Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
1.7         The Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
1.8         Deliveries by the Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
1.9         Deliveries by the Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
1.10        Certificate of Incorporation; By-Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
1.11        Directors and Officers of the Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
1.12        Scheduled Phones  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

                                                                   ARTICLE II

                                                  REPRESENTATIONS AND WARRANTIES OF EACH SELLER

2.1         Authorization; Binding Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
2.2         Title to the Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
2.3         Consents and Approvals; No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
2.4         Fees To Brokers or Other Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

                                                                   ARTICLE III

                                                         REPRESENTATIONS AND WARRANTIES
                                                             OF COMPANY AND SELLERS

3.1         Organization and Standing; Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
3.2         Organizational Documents and Corporate Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
3.3         Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
3.4         The Company Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
3.5         Consents and Approvals; No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
3.6         Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
3.7         Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
3.8         Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
3.9         Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

                                                                                                                                Page
                                                                                                                                ----
3.10        Properties and Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
3.11        Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
3.12        Compliance with Laws and Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
3.13        Litigation and Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
3.14        Employee Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
3.15        Labor Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
3.16        Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
3.17        Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
3.18        Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
3.19        Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
3.20        Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
3.21        Customers and Suppliers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
3.22        Affiliate Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
3.23        Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
3.24        Prior Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
3.25        Company Phones Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
3.26        Consents; Waivers; Assignments; Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
3.27        Recent Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
3.28        Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

                                                                   ARTICLE IV

                                                  REPRESENTATIONS AND WARRANTIES OF THE PARENT

4.1         Organization and Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
4.2         Authorization; Binding Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
4.3         Investment Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
4.4         Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

                                                                    ARTICLE V

                                                              ADDITIONAL COVENANTS

5.1         Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
5.2         Further Assurances; Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
5.3         Notification of Certain Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
5.4         Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
5.5         Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
5.6         Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
5.7         Due Diligence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
5.8         Interim Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
5.9         Delivery of Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
5.10        Payment of the Telephone Bills  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
5.11        Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59


                                                                                                                                Page
                                                                                                                                ----
                                                                   ARTICLE VI

6.1         Conditions Precedent to Obligations of the Parent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
6.2         Conditions Precedent to Obligations of the Company and the Sellers  . . . . . . . . . . . . . . . . . . . . . . . .   61

                                                                   ARTICLE VII

                                                         SURVIVAL OF REPRESENTATIONS AND
                                                           WARRANTIES; INDEMNIFICATION

7.1         Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
7.2         Statements as Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
7.3         Indemnification by the Sellers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
7.4         Indemnification by the Parent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
7.5         Indemnification Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
7.6         Certain Tax Indemnification Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69

                                                                  ARTICLE VIII

                                                                  MISCELLANEOUS

8.1         Consent to Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
8.2         Parties in Interest; No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
8.3         Exhibits and Disclosure Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
8.4         Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
8.5         Waiver of Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
8.6         Validity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
8.7         Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
8.8         Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
8.9         Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
8.10        Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
8.11        Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
8.12        Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76

                                                                   ARTICLE IX

                                                                   DEFINITIONS

9.1         Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76



Exhibit A - List of Sellers
Exhibit B - Escrow Agreement
Exhibit C - Certificate of Non-Foreign Status
Exhibit D - Securities Act Certificate
Exhibit E - Huffman Consulting and Non-Competition Agreement
Exhibit F - Voting Agreement
Exhibit G - Registration Rights Agreement
Exhibit H - Financial Statements
Exhibit I - Continuity of Interest Agreement
Exhibit J - Collins Consulting and Non-Competition Agreement

                               AMENDMENT NO. 1
                                       TO
                      THE AGREEMENT AND PLAN OF MERGER
                                     AMONG
                         PHONETEL TECHNOLOGIES, INC.
                         INTERNATIONAL PAY PHONES, INC.
                                [South Carolina]
                                      AND
               THE SHAREHOLDERS OF INTERNATIONAL PAY PHONES, INC.


                 Amendment No. 1, dated as of January 16, 1996 ("Amendment No. 1"), to the Agreement and Plan of Merger, dated as of November 22, 1995 (the "Original Agreement"), among PhoneTel Technologies, Inc., an Ohio corporation ("Parent"), International Pay Phones, Inc., a South Carolina corporation ("Company"), and the shareholders of the Company (collectively, the "Sellers").

                 Parent and Sellers entered into the Original Agreement on November 22, 1995. Parent and Sellers desire to amend the Original Agreement to make the changes set forth below.

                 NOW THEREFORE, in consideration of the agreements herein set forth and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Parent and Sellers covenant and agree as follows:

         1. Alton L. Huffman is hereby added as a party to the Original Agreement. Exhibit A to the Original Agreement is hereby deleted and Exhibit A attached to this Amendment No. 1 is hereby substituted in its place.

         2. The Closing as defined in Section 1.7(a) of the Original Agreement shall take place on or before February 29, 1996, as may be mutually agreed by Buyer and Sellers, and the term "Closing Date", as defined and used in the Original Agreement, shall be amended to mean the date on which the Closing actually takes place.

         3. The term "Buyer" as used in the Original Agreement is hereby deleted and replaced with the term "Parent" as defined and used in the Original Agreement.

         4.      The term "Buyer" is hereby eliminated as a defined term from
                 Section 9.1 of the Original Agreement.

         5.      The following Section 1.4(c)(v) is added to the Original
                 Agreement:

                          "The Consideration shall be increased by an amount equal to the Company's net operating loss, before depreciation and amortization, from January 11, 1996 through the date of Closing as reflected on the Company's income statement which shall be prepared on the date of Closing in accordance with generally accepted accounting practices."

         6. Section 8.2(a) of the Original Agreement is hereby amended to add the following language at the end of such Section:

                          ", and, from and after the Closing Date, Parent may assign its rights hereunder to any party providing financing to Parent."

         7. If the merger of the Company into Parent (the "Merger") contemplated by the Original Agreement, as hereby amended, has not been consummated by February 1, 1996, then the $225,000 deposit held pursuant to the Escrow Agreement shall be disbursed to Sellers by Bethea, Jordan & Griffin, P.A. ("Escrow Agent"), PROVIDED, HOWEVER, that (i) such $225,000 shall be credited as a partial payment of the Consideration if the Merger is later consummated and (ii) if either of (a) the Closing of the Merger or (b) the closing of Parent's pending financing arrangements with ING are not closed on or prior to February 29, 1996 due to a breach by the Company or Sellers of the Original Agreement, as hereby amended, then the Escrow Agent shall not disburse any funds to Sellers and, if previously disbursed, Sellers shall promptly (and in any event within two Business Days after Parent's written request) repay to Parent the entire $225,000 previously disbursed from the Escrow.

         8. The Original Agreement and the Escrow Agreement are hereby amended to provide that (a) the total amount to be held by the Escrow Agent pursuant to the Escrow Agreement after Closing shall be $187,500, (b) the cash portion of such $187,500 shall be held by the Escrow Agent in an interest bearing account with interest accruing to the Sellers, (c) the claim period provided for in the Escrow Agreement shall be shortened to provide that the Escrow Agent shall hold the $187,500, and that claims can be made, only for a period of six (6) months, and (d) the amounts to be released to Sellers' Representative in the first six months of the Escrow shall be reduced by one-half.

         9. The parties agree to execute a formal Amendment to the Escrow Agreement prior to Closing incorporating the changes and modifications set forth in paragraph 8 of this Amendment No. 1.

         10. Except as herein amended, all terms, provisions and conditions of the Original Agreement, all Exhibits and Schedules thereto and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their terms.

         11. This Amendment No. 1 may be executed in any number of identical counterparts, each of which shall for all purposes be deemed an original and all of which constitute, collectively, one agreement.

         12. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York.

         13. In the event of a conflict between the terms and conditions of the Original Agreement and the terms and conditions of this Amendment No. 1, then the terms and conditions of this Amendment No. 1 shall prevail.


                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date and year first above written.

                                PHONETEL TECHNOLOGIES, INC.


                                By:
                                  -----------------------------------
                                   Name:
                                   Title:


                                INTERNATIONAL PAY PHONES, INC.


                                By:
                                   ----------------------------------
                                   Name:
                                   Title:


                                SELLERS:


                                -------------------------------------
                                Jeff Huffman


                                -------------------------------------
                                Nickey Maxey


                                -------------------------------------
                                Alton L. Huffman


                                -------------------------------------
                                Hugh Collins

                                                                    EXHIBIT A
                                                                    ---------



                                                                     SELLERS
                                                                     -------



Name and Address                                        Percentage
- ----------------                          Number of     ----------
                                          Shares
                                          ------
Nickey Maxey                               4,500            45
19-B Bow Circle
Hilton Head Island, SC
29928


Alton L. Huffman                           2,250            22.5
107 Dave Warlick Drive
Lincolnton, NC
28092


Jeff Huffman                               2,250            22.5
107 Dave Warlick Drive
Lincolnton, NC
28092

Hugh Collins                               1,000            10
19-B Bow Circle
Hilton Head, SC
29928

                                AMENDMENT NO. 2
                                       TO
                        THE AGREEMENT AND PLAN OF MERGER
                                     AMONG
                          PHONETEL TECHNOLOGIES, INC.
                         INTERNATIONAL PAY PHONES, INC.
                                [South Carolina]
                                      AND
               THE SHAREHOLDERS OF INTERNATIONAL PAY PHONES, INC.


                 Amendment No. 2, dated as of February 23, 1996 ("Amendment No. 2"), to the Agreement and Plan of Merger, dated as of November 22, 1995 (the "Original Agreement"), among PhoneTel Technologies, Inc., an Ohio corporation ("Parent"), International Pay Phones, Inc., a South Carolina corporation ("Company"), and the shareholders of the Company (collectively, the "Sellers").

                 Parent, the Company and Sellers entered into the Original Agreement on November 22, 1995. The Original Agreement was amended pursuant to Amendment No. 1, dated as of January 16, 1996, among Parent, the Company and Sellers ("Amendment No. 1"). Parent, the Company and Sellers desire to further amend the Original Agreement to make the changes set forth below.

                 NOW THEREFORE, in consideration of the agreements herein set forth and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Parent and Sellers covenant and agree as follows:

         1. Section 1.1 of the Original Agreement, as amended by Amendment No. 1, is hereby deleted and replaced with the following:

                          1.1 THE MERGER. Upon the terms and subject to conditions of this Agreement and in accordance with Chapter 17 of the Revised Code of the State of Ohio (the "GCL") at the Effective Time, the Company shall be merged with and into the Parent (the "Merger") and the separate corporate existence of the Company shall cease. After the Merger, the Parent shall continue as the surviving corporation (sometimes hereinaf-ter referred to as the "Surviving Corporation"). The Merger shall have the effects as provided in the applicable provisions of the GCL. Without limiting the generality of the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of the Company and the Parent shall vest in the Surviving Corporation and, except as otherwise provided for in this Agreement, all obligations, duties, debts and liabilities of the Company and the Parent shall be the obligations, duties, debts and liabilities of the Surviving Corporation.

         2. Section 1.7(c) of the Original Agreement, as amended by Amendment No. 1, is hereby deleted and replaced with the following:

                                  (c)  On the Closing Date, the Parent and the
                 Company will cause an appropriate Certificate of Merger to be executed and filed with the Secretary of State of South Carolina in such form and executed as provided in the BCA.
                 The Parent and the Company will also cause an appropriate Certificate of Merger to be executed and filed with the Secretary of State of Ohio in such form and executed as provided in the GCL. The Merger shall become effective on the date on which both the South Carolina and Ohio Certificates of Merger have been duly filed with the Secretaries of State or such time as is agreed upon by the parties and specified in the Ohio Certificate of Merger, and such time is hereinafter referred to as the "Effective Time".

         3. Except as herein amended, all terms, provisions and conditions of the Original Agreement, as amended by Amendment No. 1, all Exhibits and Schedules thereto and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their terms.

         4. This Amendment No. 2 may be executed in any number of identical counterparts, each of which shall for all purposes be deemed an original and all of which constitute, collectively, one agreement.

         5. This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of New York.

         6.      In the event of a conflict between the terms and conditions of
                 the Original Agreement and             the terms and
                 conditions of this Amendment No. 2, then the terms and conditions of this Amendment No. 2 shall prevail.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date and year first above written.

                                           PHONETEL TECHNOLOGIES, INC.

                                           By:
                                              ---------------------------
                                              Name:
                                              Title:


                                           INTERNATIONAL PAY PHONES, INC.


                                           By:
                                              ---------------------------
                                              Name:
                                              Title:


                                           SELLERS:

                                           ------------------------------
                                           Jeff Huffman


                                           ------------------------------
                                           Nickey Maxey


                                           ------------------------------
                                           Alton L. Huffman


                                           ------------------------------
                                           Hugh Collins

                            TIME EXTENSION AGREEMENT

                                      FOR

                        THE AGREEMENT AND PLAN OF MERGER
                                     AMONG
                          PHONETEL TECHNOLOGIES, INC.
                         INTERNATIONAL PAY PHONES, INC.
                                [South Carolina]
                                      AND
               THE SHAREHOLDERS OF INTERNATIONAL PAY PHONES, INC.

                                      AND

                      TERMINATION OF THE ESCROW AGREEMENT
                                     AMONG
                         BETHEA, JORDAN & GRIFFIN, P.A.
                          PHONETEL TECHNOLOGIES, INC.
                         INTERNATIONAL PAY PHONES, INC.
                                [South Carolina]
                                      AND
               THE SHAREHOLDERS OF INTERNATIONAL PAY PHONES, INC.
                                [South Carolina]


                                        Time Extension Agreement, dated as of
March 1, 1996 ("Extension Agreement"), respecting the Agreement and Plan of Merger, dated as of November 22, 1995, as amended as of January 16, 1996 and February 23, 1996 (the "Original Agreement"), among PhoneTel Technologies, Inc., an Ohio corporation ("Parent"), International Pay Phones, Inc., a South Carolina corporation ("Company"), and the shareholders of the Company (collectively, the "Sellers"), and termination of the Escrow Agreement, dated as of November 22, 1995, as amended as of February 29, 1996, (the "Escrow Agreement"), among Bethea, Jordan & Griffin, P.A. (the "Escrow Agent"), Parent and Sellers.

                                        Parent, the Company and Sellers desire
to extend the effectiveness of all agreements and documents in connection with the Original Agreement, as amended. Parent, Sellers and the Escrow Agent desire to terminate all provisions of the Escrow Agreement.
                                        NOW THEREFORE, in consideration of the
agreements herein set forth and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Parent, the Company and Sellers covenant and agree as follows:

    1. The Original Agreement, all exhibits and schedules thereto and all documents executed in connection therewith shall exist in the exact form as previously executed, except as provided in this Extension Agreement. Any reference to the Original Agreement in any exhibit or schedule to the Original Agreement or in any document executed in connection therewith shall be deemed to incorporate this Extension Agreement.

    2. The effective dates of documents and agreements executed in connection with the Original Agreement which have expired are hereby extended until 5 p.m. New York City time on March 15, 1996.

    3. All terms, provisions and conditions of the Original Agreement, all exhibits and schedules thereto and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their terms until 5 p.m. New York City time on March 15, 1996.

    4. The Closing as defined in Section 1.7(a) of the Original Agreement shall be on or before March 15, 1996, and the term "Closing Date" as defined and used in the Original Agreement, shall be deemed to mean March 15, 1996 for all purposes relating to accounting and pur- chase price adjustments, irrespective of whether March 15, 1996 is the actual date of the Closing.

    5. Section 1.2(a) of the Original Agreement, which defines Consideration, is hereby deleted and replaced in its entirety with the following:

                                        1.2(a)  Each share of common stock, no
         par value, of the Company ("Company Shares") outstanding imme- diately prior to the Effective Time shall be converted into the right to receive a percentage of the Consideration equal to the per- centage such Company Share represents of all Company Shares. The consideration (the

         "Consideration") shall equal the sum of (i) the excess of (A) the product of $3,800 and the Company Phones Amount, over (B) $45,000, minus $112,500, subject to adjustment as set forth in Section 1.4 hereof (to be paid one half in cash and one half in certificates representing Parent Shares, valued at the Stock p rice); plus (ii) the product of $1,000 and the Customer Phones Amount (to be paid in Parent Shares, valued at the Stock Price); plus (iii) $95,663.50; plus (iv) 4,035 shares of Parent's 14% Convertible Preferred Stock, no par value, $60 stated value; plus (v) warrants to purchase 87,161 shares of Parent's Common Stock at $.01 per share.

    6. Section 1.5 of the Original Agreement, referring to the Escrow Agreement and amounts contributed thereto, shall be deleted from the Original Agreement at the Closing Date.

    7. The Escrow Agreement shall be terminated at the Closing Date. Any amounts currently held in escrow shall be paid in accordance with the terms of the Escrow Agreement.

    8. The proviso contained in Paragraph 6(ii) to Amendment No. 1, dated as of January 16, 1996, to the Original Agreement shall have no further force and effect.

    9. If the Merger is consummated, Parent shall reimburse Nickey Maxey for the amount of reasonable expenses incurred by him for his trip to New York on March 12, 1996 in relation to the Closing.

   10. Except as previously revised or herein amended, all terms, provisions and conditions of the Original Agreement, and all documents executed in connection therewith shall continue in full force and effect and remain enforceable in accordance with their terms.

   11. This Extension Agreement may be executed in any number of identical counterparts, each of which shall for all purposes be deemed an original and all of which constitute, collectively, one agreement.

   12. This Extension Agreement shall be governed by and construed in accordance with the laws of the State of New York.

   13. In the event of a conflict between the terms and conditions of the Original Agreement and the terms and conditions of this Extension Agreement, then the terms and conditions of this Extension Agreement shall prevail.

                                        IN WITNESS WHEREOF, the parties hereto
have executed this Extension Agreement, effective as of the date and year first above written.

                             PHONETEL TECHNOLOGIES, INC.


                             By:
                                -------------------------------
                                PETER GRAF
                                Chairman


                             INTERNATIONAL PAY PHONES, INC.


                             By:
                                -------------------------------
                                Name:
                                Title:


                             SELLERS


                             By:
                                -------------------------------
                                NICKEY MAXEY
                                as Shareholders' Representative


                             BETHEA, JORDAN & GRIFFIN, P.A.


                             By:
                                -------------------------------
                                ROBERT DEEB
                                Escrow Agent

                                                                EXHIBIT C-1




                               AMENDMENT NO. 1
                                       TO
                      THE AGREEMENT AND PLAN OF MERGER
                                     AMONG
                         PHONETEL TECHNOLOGIES, INC.
                         INTERNATIONAL PAY PHONES, INC.
                                [South Carolina]
                                      AND
               THE SHAREHOLDERS OF INTERNATIONAL PAY PHONES, INC.


                 Amendment No. 1, dated as of January 16, 1996 ("Amendment No. 1"), to the Agreement and Plan of Merger, dated as of November 22, 1995 (the "Original Agreement"), among PhoneTel Technologies, Inc., an Ohio corporation ("Parent"), International Pay Phones, Inc., a South Carolina corporation ("Company"), and the shareholders of the Company (collectively, the "Sellers").

                 Parent and Sellers entered into the Original Agreement on November 22, 1995. Parent and Sellers desire to amend the Original Agreement to make the changes set forth below.

                 NOW THEREFORE, in consideration of the agreements herein set forth and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Parent and Sellers covenant and agree as follows:

         1. Alton L. Huffman is hereby added as a party to the Original Agreement. Exhibit A to the Original Agreement is hereby deleted and Exhibit A attached to this Amendment No. 1 is hereby substituted in its place.

         2. The Closing as defined in Section 1.7(a) of the Original Agreement shall take place on or before February 29, 1996, as may be mutually agreed by Buyer and Sellers, and the term "Closing Date", as defined and used in the Original Agreement, shall be amended to mean the date on which the Closing actually takes place.

         3. The term "Buyer" as used in the Original Agreement is hereby deleted and replaced with the term "Parent" as defined and used in the Original Agreement.

         4.      The term "Buyer" is hereby eliminated as a defined term from
                 Section 9.1 of the Original Agreement.

         5.      The following Section 1.4(c)(v) is added to the Original
                 Agreement:

                          "The Consideration shall be increased by an amount equal to the Company's net operating loss, before depreciation and amortization, from January 11, 1996 through the date of Closing as reflected on the Company's income statement which shall be prepared on the date of Closing in accordance with generally accepted accounting practices."

         6. Section 8.2(a) of the Original Agreement is hereby amended to add the following language at the end of such Section:

                          ", and, from and after the Closing Date, Parent may assign its rights hereunder to any party providing financing to Parent."

         7. If the merger of the Company into Parent (the "Merger") contemplated by the Original Agreement, as hereby amended, has not been consummated by February 1, 1996, then the $225,000 deposit held pursuant to the Escrow Agreement shall be disbursed to Sellers by Bethea, Jordan & Griffin, P.A. ("Escrow Agent"), PROVIDED, HOWEVER, that (i) such $225,000 shall be credited as a partial payment of the Consideration if the Merger is later consummated and (ii) if either of (a) the Closing of the Merger or (b) the closing of Parent's pending financing arrangements with ING are not closed on or prior to February 29, 1996 due to a breach by the Company or Sellers of the Original Agreement, as hereby amended, then the Escrow Agent shall not disburse any funds to Sellers and, if previously disbursed, Sellers shall promptly (and in any event within two Business Days after Parent's written request) repay to Parent the entire $225,000 previously disbursed from the Escrow.

         8. The Original Agreement and the Escrow Agreement are hereby amended to provide that (a) the total amount to be held by the Escrow Agent pursuant to the Escrow Agreement after Closing shall be $187,500, (b) the cash portion of such $187,500 shall be held by the Escrow Agent in an interest bearing account with interest accruing to the Sellers, (c) the claim period provided for in the Escrow Agreement shall be shortened to provide that the Escrow Agent shall hold the $187,500, and that claims can be made, only for a period of six (6) months, and (d) the amounts to be released to Sellers' Representative in the first six months of the Escrow shall be reduced by one-half.

         9. The parties agree to execute a formal Amendment to the Escrow Agreement prior to Closing incorporating the changes and modifications set forth in paragraph 8 of this Amendment No. 1.

         10. Except as herein amended, all terms, provisions and conditions of the Original Agreement, all Exhibits and Schedules thereto and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their terms.

         11. This Amendment No. 1 may be executed in any number of identical counterparts, each of which shall for all purposes be deemed an original and all of which constitute, collectively, one agreement.

         12. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York.

         13. In the event of a conflict between the terms and conditions of the Original Agreement and the terms and conditions of this Amendment No. 1, then the terms and conditions of this Amendment No. 1 shall prevail.


                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date and year first above written.

                                PHONETEL TECHNOLOGIES, INC.


                                By:
                                  -----------------------------------
                                   Name:
                                   Title:


                                INTERNATIONAL PAY PHONES, INC.


                                By:
                                   ----------------------------------
                                   Name:
                                   Title:


                                SELLERS:


                                -------------------------------------
                                Jeff Huffman


                                -------------------------------------
                                Nickey Maxey


                                -------------------------------------
                                Alton L. Huffman


                                -------------------------------------
                                Hugh Collins

                                                                    EXHIBIT A
                                                                    ---------



                                                                     SELLERS
                                                                     -------



Name and Address                                        Percentage
- ----------------                          Number of     ----------
                                          Shares
                                          ------
Nickey Maxey                               4,500            45
19-B Bow Circle
Hilton Head Island, SC
29928


Alton L. Huffman                           2,250            22.5
107 Dave Warlick Drive
Lincolnton, NC
28092


Jeff Huffman                               2,250            22.5
107 Dave Warlick Drive
Lincolnton, NC
28092

Hugh Collins                               1,000            10
19-B Bow Circle
Hilton Head, SC
29928

                                AMENDMENT NO. 2
                                       TO
                        THE AGREEMENT AND PLAN OF MERGER
                                     AMONG
                          PHONETEL TECHNOLOGIES, INC.
                         INTERNATIONAL PAY PHONES, INC.
                                [South Carolina]
                                      AND
               THE SHAREHOLDERS OF INTERNATIONAL PAY PHONES, INC.


                 Amendment No. 2, dated as of February 23, 1996 ("Amendment No. 2"), to the Agreement and Plan of Merger, dated as of November 22, 1995 (the "Original Agreement"), among PhoneTel Technologies, Inc., an Ohio corporation ("Parent"), International Pay Phones, Inc., a South Carolina corporation ("Company"), and the shareholders of the Company (collectively, the "Sellers").

                 Parent, the Company and Sellers entered into the Original Agreement on November 22, 1995. The Original Agreement was amended pursuant to Amendment No. 1, dated as of January 16, 1996, among Parent, the Company and Sellers ("Amendment No. 1"). Parent, the Company and Sellers desire to further amend the Original Agreement to make the changes set forth below.

                 NOW THEREFORE, in consideration of the agreements herein set forth and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Parent and Sellers covenant and agree as follows:

         1. Section 1.1 of the Original Agreement, as amended by Amendment No. 1, is hereby deleted and replaced with the following:

                          1.1 THE MERGER. Upon the terms and subject to conditions of this Agreement and in accordance with Chapter 17 of the Revised Code of the State of Ohio (the "GCL") at the Effective Time, the Company shall be merged with and into the Parent (the "Merger") and the separate corporate existence of the Company shall cease. After the Merger, the Parent shall continue as the surviving corporation (sometimes hereinaf-ter referred to as the "Surviving Corporation"). The Merger shall have the effects as provided in the applicable provisions of the GCL. Without limiting the generality of the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of the Company and the Parent shall vest in the Surviving Corporation and, except as otherwise provided for in this Agreement, all obligations, duties, debts and liabilities of the Company and the Parent shall be the obligations, duties, debts and liabilities of the Surviving Corporation.

         2. Section 1.7(c) of the Original Agreement, as amended by Amendment No. 1, is hereby deleted and replaced with the following:

                                  (c)  On the Closing Date, the Parent and the
                 Company will cause an appropriate Certificate of Merger to be executed and filed with the Secretary of State of South Carolina in such form and executed as provided in the BCA.
                 The Parent and the Company will also cause an appropriate Certificate of Merger to be executed and filed with the Secretary of State of Ohio in such form and executed as provided in the GCL. The Merger shall become effective on the date on which both the South Carolina and Ohio Certificates of Merger have been duly filed with the Secretaries of State or such time as is agreed upon by the parties and specified in the Ohio Certificate of Merger, and such time is hereinafter referred to as the "Effective Time".

         3. Except as herein amended, all terms, provisions and conditions of the Original Agreement, as amended by Amendment No. 1, all Exhibits and Schedules thereto and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their terms.

         4. This Amendment No. 2 may be executed in any number of identical counterparts, each of which shall for all purposes be deemed an original and all of which constitute, collectively, one agreement.

         5. This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of New York.

         6.      In the event of a conflict between the terms and conditions of
                 the Original Agreement and             the terms and
                 conditions of this Amendment No. 2, then the terms and conditions of this Amendment No. 2 shall prevail.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date and year first above written.

                                           PHONETEL TECHNOLOGIES, INC.

                                           By:
                                              ---------------------------
                                              Name:
                                              Title:


                                           INTERNATIONAL PAY PHONES, INC.


                                           By:
                                              ---------------------------
                                              Name:
                                              Title:


                                           SELLERS:

                                           ------------------------------
                                           Jeff Huffman


                                           ------------------------------
                                           Nickey Maxey


                                           ------------------------------
                                           Alton L. Huffman


                                           ------------------------------
                                           Hugh Collins

                            TIME EXTENSION AGREEMENT

                                      FOR

                        THE AGREEMENT AND PLAN OF MERGER
                                     AMONG
                          PHONETEL TECHNOLOGIES, INC.
                         INTERNATIONAL PAY PHONES, INC.
                                [South Carolina]
                                      AND
               THE SHAREHOLDERS OF INTERNATIONAL PAY PHONES, INC.

                                      AND

                      TERMINATION OF THE ESCROW AGREEMENT
                                     AMONG
                         BETHEA, JORDAN & GRIFFIN, P.A.
                          PHONETEL TECHNOLOGIES, INC.
                         INTERNATIONAL PAY PHONES, INC.
                                [South Carolina]
                                      AND
               THE SHAREHOLDERS OF INTERNATIONAL PAY PHONES, INC.
                                [South Carolina]


                                        Time Extension Agreement, dated as of
March 1, 1996 ("Extension Agreement"), respecting the Agreement and Plan of Merger, dated as of November 22, 1995, as amended as of January 16, 1996 and February 23, 1996 (the "Original Agreement"), among PhoneTel Technologies, Inc., an Ohio corporation ("Parent"), International Pay Phones, Inc., a South Carolina corporation ("Company"), and the shareholders of the Company (collectively, the "Sellers"), and termination of the Escrow Agreement, dated as of November 22, 1995, as amended as of February 29, 1996, (the "Escrow Agreement"), among Bethea, Jordan & Griffin, P.A. (the "Escrow Agent"), Parent and Sellers.

                                        Parent, the Company and Sellers desire
to extend the effectiveness of all agreements and documents in connection with the Original Agreement, as amended. Parent, Sellers and the Escrow Agent desire to terminate all provisions of the Escrow Agreement.
                                        NOW THEREFORE, in consideration of the
agreements herein set forth and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Parent, the Company and Sellers covenant and agree as follows:

    1. The Original Agreement, all exhibits and schedules thereto and all documents executed in connection therewith shall exist in the exact form as previously executed, except as provided in this Extension Agreement. Any reference to the Original Agreement in any exhibit or schedule to the Original Agreement or in any document executed in connection therewith shall be deemed to incorporate this Extension Agreement.

    2. The effective dates of documents and agreements executed in connection with the Original Agreement which have expired are hereby extended until 5 p.m. New York City time on March 15, 1996.

    3. All terms, provisions and conditions of the Original Agreement, all exhibits and schedules thereto and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their terms until 5 p.m. New York City time on March 15, 1996.

    4. The Closing as defined in Section 1.7(a) of the Original Agreement shall be on or before March 15, 1996, and the term "Closing Date" as defined and used in the Original Agreement, shall be deemed to mean March 15, 1996 for all purposes relating to accounting and pur- chase price adjustments, irrespective of whether March 15, 1996 is the actual date of the Closing.

    5. Section 1.2(a) of the Original Agreement, which defines Consideration, is hereby deleted and replaced in its entirety with the following:

                                        1.2(a)  Each share of common stock, no
         par value, of the Company ("Company Shares") outstanding imme- diately prior to the Effective Time shall be converted into the right to receive a percentage of the Consideration equal to the per- centage such Company Share represents of all Company Shares. The consideration (the

         "Consideration") shall equal the sum of (i) the excess of (A) the product of $3,800 and the Company Phones Amount, over (B) $45,000, minus $112,500, subject to adjustment as set forth in Section 1.4 hereof (to be paid one half in cash and one half in certificates representing Parent Shares, valued at the Stock p rice); plus (ii) the product of $1,000 and the Customer Phones Amount (to be paid in Parent Shares, valued at the Stock Price); plus (iii) $95,663.50; plus (iv) 4,035 shares of Parent's 14% Convertible Preferred Stock, no par value, $60 stated value; plus (v) warrants to purchase 87,161 shares of Parent's Common Stock at $.01 per share.

    6. Section 1.5 of the Original Agreement, referring to the Escrow Agreement and amounts contributed thereto, shall be deleted from the Original Agreement at the Closing Date.

    7. The Escrow Agreement shall be terminated at the Closing Date. Any amounts currently held in escrow shall be paid in accordance with the terms of the Escrow Agreement.

    8. The proviso contained in Paragraph 6(ii) to Amendment No. 1, dated as of January 16, 1996, to the Original Agreement shall have no further force and effect.

    9. If the Merger is consummated, Parent shall reimburse Nickey Maxey for the amount of reasonable expenses incurred by him for his trip to New York on March 12, 1996 in relation to the Closing.

   10. Except as previously revised or herein amended, all terms, provisions and conditions of the Original Agreement, and all documents executed in connection therewith shall continue in full force and effect and remain enforceable in accordance with their terms.

   11. This Extension Agreement may be executed in any number of identical counterparts, each of which shall for all purposes be deemed an original and all of which constitute, collectively, one agreement.

   12. This Extension Agreement shall be governed by and construed in accordance with the laws of the State of New York.

   13. In the event of a conflict between the terms and conditions of the Original Agreement and the terms and conditions of this Extension Agreement, then the terms and conditions of this Extension Agreement shall prevail.

                                        IN WITNESS WHEREOF, the parties hereto
have executed this Extension Agreement, effective as of the date and year first above written.

                             PHONETEL TECHNOLOGIES, INC.


                             By:
                                -------------------------------
                                PETER GRAF
                                Chairman


                             INTERNATIONAL PAY PHONES, INC.


                             By:
                                -------------------------------
                                Name:
                                Title:


                             SELLERS


                             By:
                                -------------------------------
                                NICKEY MAXEY
                                as Shareholders' Representative


                             BETHEA, JORDAN & GRIFFIN, P.A.


                             By:
                                -------------------------------
                                ROBERT DEEB
                                Escrow Agent